
                                                                  EXECUTION COPY

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                     VFN SERIES 2003-3 INDENTURE SUPPLEMENT
                          Dated as of December 17, 2003

                                       to

                                MASTER INDENTURE
                          Dated as of October 24, 2002

                           --------------------------

                        FIRST NATIONAL MASTER NOTE TRUST,
                                     Issuer,

                                       and

                              THE BANK OF NEW YORK,
                 Indenture Trustee on behalf of the Noteholders

================================================================================

                        FIRST NATIONAL MASTER NOTE TRUST

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                                Page
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                                                     ARTICLE I

CREATION OF THE VFN SERIES 2003-3 NOTES.....................................................................      1

                                                     ARTICLE II

DEFINITIONS.................................................................................................      1

                                                    ARTICLE III
                                              NOTEHOLDER SERVICING FEE

Section 3.01.     Servicing Compensation....................................................................     20

                                                     ARTICLE IV
                        RIGHTS OF NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01.     Collections and Allocations...............................................................     21
Section 4.02.     Determination of Monthly Interest.........................................................     24
Section 4.03.     Determination of Monthly Principal........................................................     26
Section 4.04.     Application of Available Finance Charge Collections and Available Principal Collections...     26
Section 4.05.     Investor Charge-Offs......................................................................     29
Section 4.06.     Reallocated Principal Collections.........................................................     29
Section 4.07.     Excess Finance Charge Collections.........................................................     30
Section 4.08.     Excess Principal Collections..............................................................     30
Section 4.09.     Certain Series Accounts...................................................................     31
Section 4.10.     Extension of Revolving Period.............................................................     32
Section 4.11.     Adjustments...............................................................................     33
Section 4.12.     Spread Account............................................................................     36
Section 4.13.     Investment Instructions...................................................................     38
Section 4.14.     [Reserved]................................................................................     38
Section 4.15.     Fees; Increased Costs.....................................................................     38
Section 4.16.     Note Interest Rates.......................................................................     42
Section 4.17.     Interchange...............................................................................     42
Section 4.18.     Foreign Accounts..........................................................................     42
Section 4.19.     Funding Account...........................................................................     43
Section 4.20.     Taxes.....................................................................................     44

                                                     ARTICLE V
                              DELIVERY OF NOTES; DISTRIBUTIONS; REPORTS TO NOTEHOLDERS

Section 5.01.     Delivery and Payment for the VFN Series 2003-3 Notes......................................     46
Section 5.02.     Distributions.............................................................................     46
Section 5.03.     Reports and Statements to VFN Series 2003-3 Noteholders...................................     47

                                                     ARTICLE VI

VFN SERIES 2003-3 Pay Out Events............................................................................     47

                                                    ARTICLE VII
                                REDEMPTION; FINAL DISTRIBUTIONS; SERIES TERMINATION

Section 7.01.     Optional Redemption of VFN Series 2003-3 Notes; Final Distributions.......................     49
Section 7.02.     Series Termination........................................................................     50

                                                    ARTICLE VIII
                                              MISCELLANEOUS PROVISIONS

Section 8.01.     Ratification of Indenture; Amendments; Waivers............................................     51
Section 8.02.     Form of Delivery of the VFN Series 2003-3 Notes...........................................     51
Section 8.03.     Counterparts..............................................................................     51
Section 8.04.     Governing Law.............................................................................     51
Section 8.05.     Limitation of Liability...................................................................     51
Section 8.06.     Rights of Indenture Trustee...............................................................     51
Section 8.07.     Additional Requirements for Registration of and Limitations on Transfer and
                  Exchange of Notes.........................................................................     51

EXHIBIT A-1       FORM OF CLASS A-1 ASSET BACKED NOTE, VFN SERIES 2003-3
EXHIBIT A-2       FORM OF CLASS A-2 ASSET BACKED NOTE, VFN SERIES 2003-3
EXHIBIT A-3       FORM OF CLASS B-1 ASSET BACKED NOTE, VFN SERIES 2003-3
EXHIBIT A-4       FORM OF CLASS B-2 ASSET BACKED NOTE, VFN SERIES 2003-3
EXHIBIT B         FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO
                  INDENTURE TRUSTEE
EXHIBIT C         FORM OF MONTHLY REPORT TO NOTEHOLDERS
EXHIBIT D         FORM OF MONTHLY SERVICER'S CERTIFICATE
EXHIBIT E         FORM OF INVESTOR CERTIFICATION

                     VFN SERIES 2003-3 INDENTURE SUPPLEMENT

         VFN SERIES 2003-3 INDENTURE SUPPLEMENT, dated as of December 17, 2003 ("Indenture Supplement"), between FIRST NATIONAL MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (herein, "Issuer" or the "Trust"), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, "Indenture Trustee") under the Master Indenture, dated as of October 24, 2002 (the "Indenture"), between Issuer and Indenture Trustee (the Indenture, together with this Indenture Supplement, the "Agreement").

         Pursuant to Section 2.11 of the Indenture, Transferor may direct Issuer to issue one or more Series of Notes. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

                                    ARTICLE I

                     CREATION OF THE VFN SERIES 2003-3 NOTES

         There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "First National Master Note Trust, VFN Series 2003-3" or the "VFN Series 2003-3 Notes" or "VFN Series 2003-3". The VFN Series 2003-3 Notes shall be issued in four Classes of Variable Interests, known as the "Class A-1 Asset Backed Notes, VFN Series 2003-3," the "Class A-2 Asset Backed Notes, VFN Series 2003-3," the "Class B-1 Asset Backed Notes, VFN Series 2003-3" and the "Class B-2 Asset Backed Notes, VFN Series 2003-3."

         VFN Series 2003-3 shall be included in Group One and shall be a Principal Sharing Series. VFN Series 2003-3 shall be an Excess Allocation Series with respect to Group One only. VFN Series 2003-3 shall not be subordinated to any other Series and shall not be a Paired Series.

                                   ARTICLE II

                                   DEFINITIONS

         Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

         "Adjustment Date" is defined in Section 4.11.

         "Affected Party" means a VFN Series 2003-3 Noteholder, any Support Provider or any Funding Agent.

         "Agent" means Societe Generale.

         "Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction:

                  (a)      the numerator of which shall be equal to:

                           (i) for Principal Collections during the Revolving Period, and for Finance Charge Collections during the Revolving Period and the Controlled Amortization Period, and for Default Amounts at any time, the Average Collateral Amount for the prior Monthly Period; or

                           (ii) for Finance Charge Collections during the Rapid Amortization Period and for Principal Collections during the Rapid Amortization Period and the Controlled Amortization Period, the Collateral Amount at the end of the last day of the Revolving Period, or, with respect to Finance Charge Collections, if later, at the end of the last day of the Controlled Amortization Period;

         provided, however, that prior to the occurrence of a Pay Out Event, Transferor may, by written notice to Indenture Trustee, Servicer, the Funding Agents and each Rating Agency, reduce the numerator used for purposes of allocating Principal Collections and Finance Charge Collections to VFN Series 2003-3 at any time if (x) the Rating Agency Condition shall have been satisfied with respect to such reduction and
         (y) Transferor shall have delivered to Indenture Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to VFN Series 2003-3; and provided, further, that Transferor may designate that the numerator for Finance Charge Collections during the Rapid Amortization Period will be the Collateral Amount at the end of the last day of the prior Monthly Period by notice to Servicer, the Funding Agents and Indenture Trustee, if the Rating Agency Condition has been met; and

                  (b) the denominator of which shall be the greater of (x) the Aggregate Principal Balance determined as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Series and all outstanding PSA Series (other than any Series represented by the Collateral Certificate) on such date of determination; provided, that if one or more Reset Dates occur in a Monthly Period, the denominator of the Allocation Percentage for the portion of the Monthly Period falling on and after such Reset Date and prior to any subsequent Reset Date will be recalculated for such period using amounts determined as of the close of business on the subject Reset Date.

         "Alternate Base Rate" means, on any date, and with respect to a Funding Group, the higher of (a) the Prime Rate for such Funding Group, and (b) the Federal Funds Rate for such Funding Group plus 0.5% per annum; provided that after the occurrence and during the continuance of a Rate Trigger Event, the Alternate Base Rate for a Funding Group shall be the Prime Rate for such Funding Group plus 2% per annum.

         "Alternate LIBOR Rate" means, on any date, and with respect to a Funding Group, the arithmetic average (rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%) of rates offered to the applicable Funding Agent by not fewer than two major banks in London, England at approximately 10:00 a.m. (Eastern time), on the Rate Determination Date for deposits in U.S. dollars in the London interbank market for a one-month period in an amount comparable to the principal amount of such VFN Series 2003-3 Notes.

         "Amortization Period" means the period following the Revolving Period which shall be the Controlled Amortization Period or the Rapid Amortization Period.

         "Applicable Margin" means, with respect to a Funding Group and the calculation of a given interest rate, the number of basis points specified as the margin for such rate in such Funding Group's Fee Letter.

         "Applicable Pass-Through Rate" means, with respect to a Class of VFN Series 2003-3 Notes, (a) for any Monthly Period during which such Class of VFN Series 2003-3 Notes are held for the benefit a CP Vehicle only, the CP Rate for such CP Vehicle for such Monthly Period, (b) for any Monthly Period during which such Class of VFN Series 2003-3 Notes are held for the benefit of a CP Vehicle and Support Providers, the weighted average of (i) the CP Rate for such CP Vehicle for such Monthly Period (weighted on the basis of the Average Note Principal Balance of such Class held for the benefit of such CP Vehicle) and
(ii) the Bank Rate for such Support Providers for such Monthly Period (weighted on the basis of the Average Note Principal Balance of such Class held for the benefit of such Support Providers), (c) for any Monthly Period during which such Class of VFN Series 2003-3 Notes are held for the benefit of the related Support Providers only, the Bank Rate for such Support Providers for such Monthly Period.

         "Available Finance Charge Collections" means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) the Excess Finance Charge Collections allocated to VFN Series 2003-3 for such Monthly Period, plus (c) amounts on deposit in the Spread Account deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections for such Transfer Date pursuant to subsections 4.12(c), (f) or (g) or Section 4.02 of the Pooling and Servicing Agreement or Section 8.03 of the Master Indenture.

         "Available Funding Account Amount" means, for any date of determination, an amount equal to the lesser of (a) the amount on deposit in the Funding Account (exclusive of Investment Earnings and before giving effect to any deposit to, or withdrawal from, the Funding Account made or to be made with respect to such date) and (b) the Designated Funding Account Amount, in each case on such date of determination.

         "Available Principal Collections" means, for any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.06 are required to be applied on the related Distribution Date, plus (c) any Excess Principal Collections, plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to subsections 4.04(a)(vi) and (vii) for the related Distribution Date.

         "Available Spread Account Amount" means, for any Transfer Date, an amount equal to the lesser of (a) the amount on deposit in the Spread Account (exclusive of Investment Earnings on such date and before giving effect to any deposit to, or withdrawal from, the Spread Account made or to be made with respect to such date) and (b) the Required Spread Account Amount, in each case on such Transfer Date.

         "Average" means, with respect to any defined term and period, the weighted average of such term based on (a) the aggregate of the values for such term for each day during the applicable period, divided by (b) the number of days in such period.

         "Bank Rate" means, for any Monthly Period and with respect to a Funding Group, an interest rate per annum equal to the applicable LIBOR plus the Applicable Margin; provided, however, that the Bank Rate shall equal the Alternate Base Rate:

                  (a) after the occurrence and during the continuance of a Rate Trigger Event or an event described in subsection 4.15(e) of this Indenture Supplement; or

                  (b) during any Monthly Period with respect to any portion of the applicable Class (i) held by the related Support Providers for less than the entire Monthly Period or (ii) as to which the related Funding Agent did not receive notice or determine, by noon (New York City time) on the third Business Day preceding the first day of such Monthly Period, that such portion of the applicable Class would be held by the related Support Providers.

         "Base Rate" means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) the Monthly Interest, (ii) all amounts payable pursuant to subsection 4.15(a) or
(c), plus any other amounts payable as part of the Senior Cost Amount for the Class A Notes and the Class B Notes, for such Monthly Period, and (iii) the Noteholder Servicing Fee (calculated by assuming that Interchange equals or exceeds Servicer Interchange for such Monthly Period), each with respect to the related Distribution Date, and (b) the denominator of which is the Average Note Principal Balance for such Monthly Period.

         "Benchmark Amount" means, for any Distribution Date and for any Class, the greater of:

                  (a) the product of (i) the applicable Bank Rate (calculated without giving effect to the proviso in the definition thereof), (ii) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is 360, and (iii) the applicable Average Note Principal Balance during the Related Monthly Period; and

                  (b) the product of (i) the applicable CP Rate plus .05% (calculating by assuming there are no amounts described in clauses (b), (c) or (d) of the definitions of "Matched CP Rate" or "Weighted Average CP Rate" for such Distribution Date), (ii) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is 360, and (iii) the applicable Average Note Principal Balance during the Related Monthly Period.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Wilmington, Delaware, Atlanta, Georgia or Omaha, Nebraska are authorized or obligated by law or executive order to be closed, The Depository Trust Company of New York is open for business and, if the applicable Business Day relates to any computation or payment to be made with respect to LIBOR, any day on which dealings and dollar deposits are carried on in the London interbank market.

         "Cap Increase Event" shall mean the occurrence of any of the following:
(a) at the option of the Funding Agents, any representation or warranty under a Transaction Document proves to have been materially incorrect when made and is not cured within thirty days (unless waived in writing by the Funding Agents) after receipt of notice thereof from a Funding Agent, (b) a Rate Trigger Event (whether occurring before or after the commencement of the Controlled Amortization Period), (c) an event described in Section 9.02(a) of the Pooling and Servicing Agreement, (d) the transfer to a Successor Servicer of servicing rights under this Indenture Supplement, without the consent of the Funding Agents; (e) the notification by any Rating Agency that the purchase and continued ownership of VFN Series 2003-3 Notes by a CP Vehicle would lead to a reduction or withdrawal of the rating of the commercial paper issued by such a CP Vehicle by such Rating Agency; (f) the Scheduled Payment Date; (g) a Change of Control, (h) entry of a judgment against the Servicer or the Transferor involving a liability of $20,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform), if such judgment is not vacated, discharged or stayed or bonded pending appeal within 45 days from the entry thereof, (i) the reduction of the Collateral Amount due to either Investor Charge-Offs or Reallocated Principal Collections, (j) a notice of lien is filed against the Servicer under Section 412(n) of the Code or Section 302(f) of ERISA or (k) if FNBO is the Servicer, the reduction of the long-term counterparty rating of the Servicer below Ba1 by Moody's or below BB+ by Standard & Poor's or the withdrawal of the long-term counterparty rating of the Servicer by either agency.

         "Change of Control" means (a)(i) the acquisition by any Person or two or more Persons acting in concert, other than where such Person or two or more Persons, as the case may be, are members of the Lauritzen Group, of beneficial ownership of (directly or indirectly, by contract or otherwise), or (ii) the entering into a contract or arrangement by any Person or two or more Persons acting in concert, other than where such Person or two or more Persons, as the case may be, are members of the Lauritzen Group, that upon consummation, will result in its or their acquisition of (or control over), voting stock of First National of Nebraska, Inc. (or any other securities convertible into such voting stock) representing 51% or more of the combined voting power of all voting stock of First National of Nebraska, Inc. or (b) First National of Nebraska, Inc. ceases to own RPA Seller, Servicer or Transferor.

         "Class A Default Interest" is defined in subsection 4.02(b).

         "Class A Interest Shortfall" is defined in subsection 4.02(b).

         "Class A Monthly Interest Payment" is defined in subsection 4.02(a).

         "Class A Monthly Principal" means, for any Distribution Date during an Amortization Period, an amount equal to the least of (a) Available Principal Collections for such Distribution

Date, (b) for each such Distribution Date with respect to the Controlled Amortization Period on or prior to the Scheduled Payment Date, the Controlled Distribution Amount plus any Class A Monthly Principal for a prior Monthly Period not paid, and (c) the Class A Note Principal Balance on such Distribution Date.

         "Class A Notes" means either or both the Class A-1 Notes and the Class A-2 Notes.

         "Class A Required Amount" means, for any Distribution Date, an amount equal to the excess of the amount described in subsection 4.04(a)(i) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

         "Class A Share" means 89.75%.

         "Class A-1 Note" means any one of the Class A-1 VFN Series 2003-3 Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-1.

         "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

         "Class A-1 Note Initial Principal Balance" means, on any date of determination, $80,775,000, which is the aggregate initial principal balance of the Class A-1 Notes issued on the Closing Date, plus any increase and minus any decrease made in accordance with Section 4.11.

         "Class A-1 Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class A-1 Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class A-1 Noteholders on or prior to such date (excluding any payment counted in determining the Note Initial Principal Balance).

         "Class A-2 Note" means any one of the Class A-2 VFN Series 2003-3 Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-2.

         "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

         "Class A-2 Note Initial Principal Balance" means, on any date of determination, $32,310,000, which is the aggregate initial principal balance of the Class A-2 Notes issued on the Closing Date, plus any increase and minus any decrease made in accordance with Section 4.11.

         "Class A-2 Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class A-2 Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class A-2 Noteholders on or prior to such date (excluding any payment counted in determining the Note Initial Principal Balance).

         "Class B Default Interest" is defined in subsection 4.02(d).

         "Class B Interest Shortfall" is defined in subsection 4.02(d).

         "Class B Monthly Interest Payment" is defined in subsection 4.02(c).

         "Class B Monthly Principal" means, for any Distribution Date during an Amortization Period on or after the Distribution Date on which the Class A-1
Note Initial Principal Balance and the Class A-2 Note Initial Principal Balance have been paid in full, an amount equal to the least of (a) Available Principal Collections (after application of such funds pursuant to Section 4.04(c)(i)),
(b) for each Distribution Date with respect to the Controlled Amortization Period on or prior to the Scheduled Payment Date, the Controlled Distribution Amount plus any Class B Monthly Principal for a prior Monthly Period not paid, and (c) the Class B Note Principal Balance on such Distribution Date.

         "Class B Notes" means either or both the Class B-1 Notes and the Class B-2 Notes.

         "Class B Share" means 10.25%.

         "Class B-1 Note" means any one of the Class B-1 VFN Series 2003-3 Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-3.

         "Class B-1 Noteholder" means the Person in whose name a Class B-1 Note is registered in the Note Register.

         "Class B-1 Note Initial Principal Balance" means, on any date of determination, $9,225,000, which is the aggregate initial principal balance of the Class B-1 Notes issued on the Closing Date, plus any increase and minus any decrease made in accordance with Section 4.11.

         "Class B-1 Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class B-1 Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class B-1 Noteholders on or prior to such date (excluding any payment counted in determining the Note Initial Principal Balance).

         "Class B-2 Note" means any one of the Class B-2 VFN Series 2003-3 Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-4.

         "Class B-2 Noteholder" means the Person in whose name a Class B-2 Note is registered in the Note Register.

         "Class B-2 Note Initial Principal Balance" means, as of any date of determination, $3,690,000, which is the aggregate initial principal balance of the Class B-2 Notes issued on the Closing Date, plus any increase and minus any decrease made in accordance with Section 4.11.

         "Class B-2 Note Principal Balance" means, on any date of determination, an amount equal to (a) the Class B-2 Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class B-2 Noteholders on or prior to such date (excluding any payment counted in determining the Note Initial Principal Balance or made from funds on deposit in the Spread Account).

         "Closing Date" means December 17, 2003.

         "Collateral Amount" means, as of any date of determination, an amount equal to the result of (a) the aggregate Note Principal Balance, minus (b) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to subsection 4.04(a)(vii) prior to such date.

         "Commercial Paper" means the rated commercial paper issued by the CP Vehicles.

         "Commitment Fee" is defined in Section 4.15(a).

         "Controlled Amortization Date" means the earlier of December 1, 2007, or such later date as is determined in accordance with Section 4.10.

         "Controlled Amortization Period" means, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the opening of business on the Controlled Amortization Date and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series Termination Date.

         "Controlled Distribution Amount" means, for any Transfer Date with respect to the Controlled Amortization Period an amount equal to one-twelfth of the Note Initial Principal Balance at the end of the Revolving Period; provided that upon an adjustment pursuant to Section 4.11(a), the Controlled Distribution Amount for any monthly period occurring in whole or in part after such date shall be adjusted to an amount equal to (a) the Note Initial Principal Balance as adjusted on such Adjustment Date divided by (b) a number equal to twelve minus the number of complete Monthly Periods which have occurred from the Controlled Amortization Date to such Adjustment Date.

         "CP Rate" means, for any period and with respect to each CP Vehicle, a rate per annum equal to the sum of (a) the Applicable Margin plus (b) the Matched CP Rate for such CP Vehicle; provided that, at the election of the applicable Funding Agent, the CP Rate in the future may be a rate per annum equal to the sum of (x) the Applicable Margin plus (y) either the Matched CP Rate for such CP Vehicle or the Weighted Average CP Rate for such CP Vehicle.

         "CP Vehicles" means Barton Capital Corporation, Asset One Securitization LLC and Three Pillars Funding LLC and their respective successors and assigns under the Note Purchase Agreements.

         "Credit Agreement" means and includes any agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of a CP Vehicle, the issuance of one or more surety bonds for which the CP Vehicle is obligated to reimburse the applicable Credit Bank for any drawings thereunder, the sale by the CP Vehicle to any Credit Bank of receivables or other financial assets purchased by the CP Vehicle (or portions thereof) and/or the making of loans and/or other extensions of credit to the CP Vehicle in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding any Liquidity Agreement).

         "Credit Bank" means and includes any financial institution or other Person (other than any customer of a CP Vehicle or any Liquidity Bank as such)
(i) now or hereafter extending credit or a purchase commitment to or for the account of a CP Vehicle or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with such CP Vehicle's commercial paper program and (ii) which has provided to the Indenture Trustee a Certificate in the form of Exhibit E hereto.

         "Default Amount" means, with respect to any Transfer Date, the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts which became Defaulted Accounts during the Related Monthly Period.

         "Default Interest" means, for any Distribution Date, Class A Default Interest and Class B Default Interest for such Distribution Date.

         "Designated Funding Account Amount" means, for any date of determination, (a) if a notice of decrease has been given pursuant to Section
4.11 and the Adjustment Date has not yet occurred, the sum of (i) the total amount required to pay principal to Noteholders in connection with such decrease and (ii) the amount, if any, payable to the Funding Agents, for the account of the CP Vehicles, pursuant to subsections 4.11(a)(i) and 4.15(d)(i) in connection with such decrease, (b) if a notice of increase has been given (or is required to be given pursuant to Section 4.11(a)(vii)) pursuant to Section 4.11 and the Adjustment Date has not yet occurred, the total amount required to fund the Spread Account to the required level in connection with such increase, plus, in either case, (c) such additional amounts as may be designated from time to time by the Transferor, by notice given to the Servicer and the Indenture Trustee, in connection with a possible increase or decrease pursuant to Section 4.11 for which a notice has not yet been given.

         "Dilution" means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund, unauthorized charge, fraudulent or counterfeit charge or billing error to an accountholder, (b) because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, (c) because of a credit pursuant to a debt cancellation or debt deferral program which is not recovered from Collections or from Insurance Proceeds or (d) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

         "Distribution Account" is defined in subsection 4.09(a).

         "Distribution Date" means February 17, 2004 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

         "Excess Servicing Fee" means, for each Distribution Date following a Servicer Default and the appointment of a Successor Servicer, an amount equal to one-twelfth of the product of the Collateral Amount as of the last day of the preceding Monthly Period and the excess of the market rate servicing fee percentage determined by Indenture Trustee over the Series Servicing Fee Percentage plus, if the Indenture Trustee is the Successor Servicer, an amount equal to the amount of the reduction to the applicable Noteholder Servicing Fee pursuant to the second proviso in Section 3.01 which is attributable to the fact that Interchange included in Collections of Finance Charge Receivables for the related Monthly Period is less than Servicer Interchange for such Monthly Period. Indenture Trustee may determine the market rate servicing fee percentage by soliciting three or more written bids from qualified successor servicers and averaging the rates offered in the bids.

         "Excess Spread Percentage" means Net Yield.

         "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)"; provided that if on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate"; and provided further, that if on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean, as determined by STCM, of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by STCM.

         "Fee Letter" means either of the letters dated as of the date hereof addressed to the Transferor and FNBO from one of the Funding Agents, as such letters are amended from time to time, with respect to fees for the VFN Series 2003-3 Notes.

         "Finance Charge Account" is defined in Section 4.09(a).

         "Finance Charge Collections" means Collections of Finance Charge Receivables.

         "Finance Charge Shortfall" is defined in Section 4.07.

         "Foreign Account" means an Account, which as of the Cut Off Date (as defined in the Pooling and Servicing Agreement or, with respect to Additional Accounts, as of the relevant Addition Date) was an Eligible Account, but subsequent to such date the Obligor of which has provided, as its most recent billing address, an address which is not located in the United States or its territories or possessions.

         "Funding Account" is defined in Section 4.19.

         "Funding Account Deficiency" means the excess, if any, of the Designated Funding Account Amount over the Available Funding Account Amount.

         "Funding Agent" means each of SG, as agent for the SG Funding Group, and STCM, as agent for the STCM Funding Group, and their respective successors and assigns.

         "Funding Group" means each of the SG Funding Group and STCM Funding Group.

         "Governmental Authority" means (a) any person specified as such in the Indenture, and (b) for purposes of Section 4.15, the Financial Accounting Standards Board, the International Accounting Standards Board, any comparable entity setting accounting standards applicable to an Affected Party, or any successor to any of the foregoing.

         "Group One" means VFN Series 2003-3, the outstanding PSA Series (other than any Series represented by the Collateral Certificate) and each other Series specified in the related Indenture Supplement to be included in Group One.

         "Investment Earnings" means, for any Distribution Date, all interest and earnings on Permitted Investments included in the Spread Account or the Funding Account, as applicable, (net of losses and investment expenses) during the period commencing on and including the Distribution Date immediately preceding such Distribution Date and ending on but excluding such Distribution Date.

         "Investor Charge-Offs" is defined in Section 4.05.

         "Investor Default Amount" means, with respect to any Monthly Period, an amount equal to the product of (a) the Default Amount for such Monthly Period and (b) the Allocation Percentage for Default Amounts for such Monthly Period.

         "Investor Finance Charge Collections" means, with respect to any Date of Processing, an amount equal to the product of (a) the Allocation Percentage for such Date of Processing and (b) Finance Charge Collections received on such date and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

         "Investor Principal Collections" means, with respect to any Date of Processing, an amount equal to the product of (a) the Allocation Percentage for such day and (b) Principal Collections received on such Date of Processing and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

         "Lauritzen Group" means any of Bruce R. Lauritzen, Kimball Lauritzen, Elizabeth D. Lauritzen, Lauritzen Corporation, or any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) "controlled, controlled by or under common control with" any of them or their "affiliates" or "associates" (as each of such terms are defined in Rule 12b-2 under the Exchange Act).

         "LIBOR" means, on any Rate Determination Date, with respect to a Funding Group, the rate per annum equal to the quotient of (a) the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the applicable Funding Agent from time to time for purposes of providing quotations of interest rates applicable to one-month dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) on such Rate Determination Date as the rate for one-month dollar deposits, in an amount equal (as nearly as possible) to the principal amount or amounts of the VFN Series 2003-3 Notes held by such Funding Group; provided that if at least two rates appear on Telerate Page 3750 on such Rate Determination Date, the rate will be the arithmetic mean of such rates; and provided, further, that if no such offered rates appear on such page, the rate will be the Alternate LIBOR Rate for such Funding Group, divided by (b) a number equal to 1.00 minus the Reserve Percentage. The rate so determined in accordance with this definition shall be rounded upwards to the nearest whole multiple of 1/16th of 1%.

         "Liquidity Adjustment" shall mean, in connection with any potential Liquidity Event, the replacement of the affected Support Provider by the applicable CP Vehicle and Funding Agent with a commercial bank satisfactory to such CP Vehicle and Funding Agent having a commercial paper or short-term deposit rating equal to or greater than that required by the rating agencies rating such CP Vehicle's Commercial Paper.

         "Liquidity Agreement" means, with respect to a CP Vehicle, any agreement entered into by such CP Vehicle with a Liquidity Bank providing for the sale by such CP Vehicle of a VFN Series 2003-3 Note or any interest therein (or portion thereof), or the making of loans or other extensions of credit to such CP Vehicle secured by security interests in such Note, or interest therein (or portion thereof), to support all or part of such CP Vehicle's payment obligations under its Commercial Paper or to provide an alternate means of funding such CP Vehicle's investments in accounts receivable or other financial assets arising out of or in connection with a VFN Series 2003-3 Note or under its Commercial Paper, in each case as amended, supplemented or otherwise modified from time to time.

         "Liquidity Bank" means and includes each financial institution that is, or may become, party to a Liquidity Agreement, as purchaser or lender thereunder, and which has provided to the Indenture Trustee a Certificate in the form of Exhibit E hereto.

         "Liquidity Event" shall mean, unless a Liquidity Adjustment with respect to the affected Support Provider is effected before such day, the earlier of (a) the day on which any portion of the commitment of any Support Provider under any Support Agreement shall be terminated or shall otherwise cease to be in full force and effect and (b) at the option of the applicable Funding Agent, the forty-fifth day following the earliest date on which a Support Provider is downgraded to a level less than that required by the rating agencies rating the applicable CP Vehicle's Commercial Paper.

         "Matched CP Rate" means, for any period and a CP Vehicle, a rate per annum equal to the sum of (a) the rate or, if more than one rate, the weighted average of the rates, per annum at which such CP Vehicle's Commercial Paper having a term selected by the applicable Funding Agent and to be issued to fund such CP Vehicle's VFN Series 2003-3 Notes (or portion thereof) by such CP Vehicle may be sold by any placement agent or commercial paper dealer selected by the Funding Agent, as agreed between each such agent or dealer and the applicable Funding Agent, plus (b) the commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper expressed as a percentage of the face amount of such Commercial Paper and converted to an interest-bearing equivalent rate per annum, plus (c) certain documentation and transaction costs directly associated with the issuance of such Commercial Paper, as are customarily charged by such CP Vehicle to its customers in similar transactions expressed as a percentage of the face amount of such Commercial Paper and converted to an interest-bearing equivalent rate per annum, plus (d) other borrowings by such CP Vehicle (other than under any Support Agreement), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, expressed as a percentage of the face amount of such Commercial Paper and converted to an interest-bearing equivalent rate per annum, in each case, without any duplication; provided, however, that if any component of such rate is a discount rate, in calculating the "Matched CP Rate" for such period, such CP Vehicle shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum.

         "Maximum Note Initial Principal Balance" means (a) as of the Closing Date, $350,000,000 and (b) thereafter, such lesser amount as shall be determined pursuant to subsection 4.11(b). The Maximum Note Initial Principal Balance shall be allocated to each Class of Notes as described in Section 4.11(d). This Indenture Supplement may not be amended to increase the Maximum Note Initial Principal Balance unless the Rating Agency Condition is met.

         "Monthly Interest" means, for any Distribution Date, the sum of the Class A Monthly Interest Payment and the Class B Monthly Interest Payment for such Distribution Date.

         "Monthly Period" has the meaning specified in the Master Indenture except that the first Monthly Period with respect to the VFN Series 2003-3 Notes shall begin on and include the Closing Date and end on January 31, 2004.

         "Monthly Principal" is defined in Section 4.03.

         "Monthly Principal Reallocation Amount" means, for any Monthly Period, an amount equal to the lower of (a) the Class A Required Amount and the Servicing Fee Required Amount and (b) the greater of (i)(x) the product of (I) 10.25% and (II) the Note Initial Principal Balance on the related Transfer Date minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and
(ii) zero.

         "Net Yield" means, with respect to any Monthly Period, Portfolio Yield with respect to such Monthly Period minus the Base Rate with respect to such Monthly Period.

         "Noteholder Servicing Fee" is defined in Section 3.01.

         "Note Initial Principal Balance" means $126,000,000, which is the aggregate Note Principal Balance of the VFN Series 2003-3 Notes issued on the Closing Date, plus any increase and minus any decrease in the Note Initial Principal Balance in accordance with Subsection 4.11.

         "Note Principal Balance" means, on any date of determination, the sum of the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class B-1 Note Principal Balance and the Class B-2 Note Principal Balance or, with respect to a particular Class, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class B-1 Note Principal Balance or the Class B-2 Note Principal Balance, as applicable.

         "Note Purchase Agreements" means the Note Purchase Agreement relating to the Class A-1 Notes and the Class B-1 Notes and the Note Purchase Agreement relating to the Class A-2 Notes and the Class B-2 Notes, in each case, of even date herewith and made among the Transferor, the Servicer, the applicable CP Vehicles and the applicable Funding Agent.

         "Paired Series" means a Series that has been paired with VFN Series 2003-3 (which Series may be prefunded or partially prefunded or may be a Variable Interest) such that a reduction of the Collateral Amount results in (or permits) an increase of the collateral amount of the Paired Series.

         "Permitted Investments" is defined in Annex A to the Indenture.

         "Portfolio Yield" means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections and any amounts withdrawn from the Spread Account, except that Excess Finance Charge Collections from other Series applied for the benefit of VFN Series 2003-3 Notes may be included if the Rating Agency Condition is met and each Funding Agent consents in writing), minus (ii) the Investor Default Amount and the Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Average Collateral Amount for such Monthly Period.

         "Prime Rate" means:

                  (a) with respect to the SG Funding Group, the prime rate of interest announced by SG from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by SG); and

                  (b) with respect to the STCM Funding Group, the rate of interest most recently announced by STCM at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced), which rate is not necessarily intended to be the lowest rate of interest determined by STCM in connection with extensions of credit.

         "Principal Account" is defined in subsection 4.09(a).

         "Principal Collections" means Collections of Principal Receivables.

         "Principal Shortfall" is defined in Section 4.08.

         "Pro Rata Share" means, for (a) either or both the Class A-1 Notes and the Class B-1 Notes, five-sevenths (5/7), and (b) for either or both the Class A-2 Notes and the Class B-2 Notes, two-sevenths (2/7). The result obtained when calculating a Pro Rata Share of any amount shall be a percentage rounded to two decimal places.

         "PSA Series" means a Series under (and as defined in) the Pooling and Servicing Agreement.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "Quarterly Net Yield" means, for any Distribution Date, the average of the Net Yields for each of the three preceding Monthly Periods, and, for purposes of the January, 2004 and

February, 2004 Distribution Dates, the Net Yields for October and November, 2003 shall be deemed to be 5.98% and 5.50%, respectively.

         "Rapid Amortization Period" means the period commencing on the date on which a Trust Pay Out Event, a VFN Series 2003-3 Pay Out Event or a Liquidity Event is deemed to occur and ending on the Series Termination Date.

         "Rate Determination Date" means for each Monthly Period the second Business Day preceding such Monthly Period.

         "Rate Trigger Event" means a Pay Out Event, an Event of Default or a Servicer Default.

         "Rating Agency" means Standard & Poor's.

         "Rating Agency Condition" means, with respect to any action or condition, in addition to the notifications specified in the definition of Rating Agency Condition in the Indenture, that each Funding Agent shall have consented in writing to such action or condition and shall have received confirmation that the rating of the Commercial Paper issued by the related CP Conduit will not be withdrawn or reduced as a result of such action or condition.

         "Reallocated Principal Collections" means, for any Transfer Date, Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

         "Reassignment Amount" means, for any Transfer Date, after giving effect to any deposits and distributions otherwise to be made on the related Distribution Date, the sum of (a) the Note Principal Balance on the related Distribution Date, plus (b) Monthly Interest for the related Distribution Date and any Monthly Interest previously due but not distributed to the VFN Series 2003-3 Noteholders, plus (c) the amount of Default Interest, if any, for the related Distribution Date and any Default Interest previously due but not distributed to the VFN Series 2003-3 Noteholders on a prior Distribution Date, plus (d) the amounts due pursuant to Section 4.15 for the related Distribution Date and any amounts previously due under such section but not paid on a prior Distribution Date plus (e) all other amounts payable by Issuer or Transferor to the Funding Agents, the VFN Series 2003-3 Noteholders, the Support Providers or any other Person under or in connection with this Indenture Supplement, the Note Purchase Agreements and the Fee Letters.

         "Regulatory Change" means, as to any Affected Party, any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) (a) any federal, state or foreign law applicable to such Affected Party or (b) any regulation, directive, requirement or request applicable to such Affected Party by any Governmental Authority or monetary, fiscal or other similar authority with jurisdiction over the Affected Party. Without limiting the foregoing, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of a CP Vehicle, the Trust or the Transferor with the assets and liabilities of any Support Provider, such event shall constitute a Regulatory Change.

         "Required Retained Transferor Percentage" means, for purposes of VFN Series 2003-3, 7%.

         "Required Spread Account Amount" means, for any date of determination, the greater of (a) the product of (i) the Spread Account Percentage in effect on such date and (ii) the Note Initial Principal Balance, and (b) the applicable Spread Account Floor; provided, however, that the Required Spread Account Amount will not be reduced during the Controlled Amortization Period; and, provided, further, that after the occurrence of a Pay Out Event or a Cap Increase Event or the commencement of the Amortization Period, the Required Spread Account Amount shall be an amount equal to the sum of the Class B-1 Note Initial Principal Balance and the Class B-2 Note Initial Principal Balance.

         "Reserve Percentage" means, for any day, the stated maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "eurocurrency liabilities", as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including without limitation any basic, marginal, emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of .0625%.

         "Reset Date" means:

                  (a) each Addition Date and each "Addition Date" (as such term is defined in the Pooling and Servicing Agreement), in each case relating to Additional Accounts;

                  (b) each Removal Date and each "Removal Date" (as such term is defined in the Pooling and Servicing Agreement) on which Principal Receivables are removed from the Receivables Trust;

                  (c) each Adjustment Date and each other date on which there is an increase in the outstanding balance of any other Variable Interest or any variable funding certificate issued pursuant to the Pooling and Servicing Agreement; and

                  (d) each date on which a new Series or Class of Notes is issued and each date on which a new "Series" or "Class" (each as defined in the Pooling and Servicing Agreement) of investor certificates is issued by the Certificate Trust.

         "Revolving Period" means the period beginning on the Closing Date and ending at the close of business on the day immediately preceding the earlier of the day the Controlled Amortization Period commences or the day the Rapid Amortization Period commences.

         "Scheduled Payment Date" means the twelfth Distribution Date after the commencement of the Controlled Amortization Period.

         "Senior Cost Amount" means, with respect to any Transfer Date, (a) for the Class A Notes, amounts (other than amounts included in Monthly Principal and amounts already deposited to the Distribution Account pursuant to subsection 4.04(a)(i) for such Transfer Date) payable to an Affected Party with respect to the Class A Notes under this Indenture Supplement or under any Fee Letter or Note Purchase Agreement, to the extent that such amounts do not, in the aggregate, exceed one-twelfth of 0.50% of the Note Initial Principal Balance allocated to the Class A Notes; and (b) for the Class B Notes, amounts (other than amounts included in Monthly Principal and amounts already deposited to the Distribution Account pursuant to subsection 4.04(a)(iv) for such Transfer Date) payable to an Affected Party with respect to the Class B Notes under this Indenture Supplement or under any Fee Letter or Note Purchase Agreement, to the extent that such amounts do not, in the aggregate, exceed one-twelfth of 0.50% of the Note Initial Principal Balance allocated to the Class B Notes.

         "Series Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the Allocation Percentage for Finance Charge Receivables for all outstanding Series and PSA Series for such Monthly Period; provided that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentage will be the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Collections for VFN Series 2003-3 for each day during that Monthly Period divided by the total number of days in such Monthly Period and the denominator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentages for Finance Charge Receivables for all outstanding Series and PSA Series for each day during such Monthly Period divided by the total number of days in such Monthly Period.

         "Series Servicing Fee Percentage" means 2% per annum.

         "Series Termination Date" means the earliest to occur of (a) the date on which the Note Principal Balance is paid in full, (b) the date on which the Collateral Amount is reduced to zero and (c) the VFN Series 2003-3 Final Maturity Date.

         "Servicer Interchange" means, with respect to any Monthly Period, an amount equal to one-twelfth of the product of (a) 1.50% and (b) the Collateral Amount as of the last day of the preceding Monthly Period; provided, however, that Servicer Interchange for the February, 2004 Distribution Date shall be $158,794.52.

         "Servicing Fee Required Amount" means, for any Distribution Date, an amount equal to the excess of the amount described in subsection 4.04(a)(ii) over the Available Finance Charge Collections applied to pay such amount pursuant to subsection 4.04(a).

         "SG" means Societe Generale and its successors and assigns.

         "SG Funding Group" means the Holders of the Class A-1 Notes and the Class B-1 Notes and their respective successors and assigns.

         "Spread Account" is defined in subsection 4.12(a).

         "Spread Account Deficiency" means the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount.

         "Spread Account Floor" means (a) zero on the Closing Date, (b) prior to the Trigger Date, an amount equal to the product of the then applicable Spread Account Percentage multiplied by the highest Note Initial Principal Balance during the prior twelve (12) Monthly Periods and (c) on and after the Trigger Date, the amount set forth as such in the table in the definition of "Spread Account Percentage."

         "Spread Account Percentage" means, for any Distribution Date, the applicable percentage determined as follows:

     If the Quarterly Net Yield
    on such Distribution Date is       then the Spread  on and after the Trigger
-------------------------------------      Account          Date the Spread
greater than or equal                  Percentage will     Account Floor will
         to:           and less than:      equal:                equal:
--------------------------------------------------------------------------------
        5.50%                               1.00%            $  2,500,000
        5.25%             5.50%             1.25%            $  3,125,000
        5.00%             5.25%             1.50%            $  3,750,000
        4.75%             5.00%             2.50%            $  6,250,000
        4.50%             4.75%             3.00%            $  7,500,000
        4.00%             4.50%             3.50%            $  8,750,000
        3.50%             4.00%             4.50%            $ 11,250,000
        3.00%             3.50%             5.75%            $ 14,375,000
        2.00%             3.00%             6.75%            $ 16,875,000
                          2.00%             7.00%            $ 17,500,000

The Initial Spread Account Percentage shall be 1.00%. The Spread Account Percentage shall remain unchanged until (a) it is increased to a higher required percentage as specified above or (b) the Distribution Date on which the Quarterly Net Yield has increased to a level above that for the then effective Spread Account Percentage on each of the three immediately preceding Distribution Dates (inclusive of the current Distribution Date), in which case the Spread Account Percentage shall be decreased to the next lowest percentage specified above.

         "STCM" means SunTrust Capital Markets, Inc., together with its successors and assigns.

         "STCM Funding Group" means the Holders of the Class A-2 Notes and the Class B-2 Notes.

         "Support Agreement" means a Credit Agreement or a Liquidity Agreement.

         "Support Provider" means a Credit Bank or a Liquidity Bank.

         "Transaction Documents" means (a) each document designated as such in the Indenture (other than the Indenture Supplements for any Series of Notes other than VFN Series 2003-3), and (b) each of the Note Purchase Agreements and Fee Letters.

         "Trigger Date" means the date on which the Note Initial Principal Balance first equals or exceeds $250,000,000.

         "Uncovered Dilution Amount" means, for any Distribution Date, an amount equal to the product of (a) the Series Allocation Percentage for the related Monthly Period times (b) the aggregate Dilutions occurring during that Monthly Period as to which any deposit is required to be made to the Excess Funding Account pursuant to Section 3.09(a) of the Transfer and Servicing Agreement or
Section 4.03(c) of the Pooling and Servicing Agreement but has not been made; provided that, if the Transferor Interest is greater than zero at the time such deposit is required to be made, the Uncovered Dilution Amount shall be deemed to be zero; provided, further, that if the Transferor Interest is zero at the time such deposit is required to be made, for purposes of calculating the Uncovered Dilution Amount, the amount in clause (b) shall be reduced by an amount equal to the amount by which the Transferor Interest has been reduced by the Dilutions referred to in clause (b).

         "VFN Series 2003-3" means the Series of Notes the terms of which are specified in this Indenture Supplement.

         "VFN Series 2003-3 Final Maturity Date" means the earliest to occur of
(a) the Distribution Date following the Distribution Date on which the VFN Series 2003-3 Notes are paid in full, (b) the forty-first Distribution Date following the end of the Revolving Period and (c) the termination of the Trust.

         "VFN Series 2003-3 Note" means a Class A-1 Note, a Class A-2 Note, a Class B-1 Note or a Class B-2 Note.

         "VFN Series 2003-3 Noteholder" means a Class A-1 Noteholder, a Class A-2 Noteholder, a Class B-1 Noteholder or a Class B-2 Noteholder.

         "VFN Series 2003-3 Pay Out Event" is defined in Section 6.01.

         "Weighted Average CP Rate" means, for any period and a CP Vehicle, the per annum rate equivalent to the "CP Costs" (as defined below) related to the issuance of Commercial Paper that is allocated, in whole or in part, by such CP Vehicle or its Funding Agent to fund or maintain such CP Vehicle's VFN Series 2003-3 Notes (and which may also be allocated in part to the funding of other assets of such CP Vehicle); provided, however, that if any component of such rate is a discount rate, in calculating the "Weighted Average CP Rate" for such period, such CP Vehicle shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum. As used in this definition, a CP Vehicle's "CP Costs" shall consist of (a) the actual interest rate (or discount) paid to purchasers of such CP Vehicle's Commercial Paper, together with the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper by such CP Vehicle or its Funding Agent, (b) certain documentation and transaction costs directly associated with the issuance of such Commercial Paper, as are customarily charged by such CP Vehicle to its customers in similar transactions, (c) any incremental costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such CP Vehicle, and (d) other borrowings by such CP Vehicle (other than under any Support Agreement), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, in each case, without any duplication. In addition to the foregoing costs, if the Transferor shall request any increase in the Note Initial Principal Balance during any period of time determined by the applicable Funding Agent in its sole discretion to result in incrementally higher CP Costs applicable to the principal amount associated with such increase, the principal amount associated with such increase shall, during such period, be deemed to be funded by the CP Vehicle in a special pool (which may include principal amounts or capital amounts associated with other receivables financing facilities or receivables purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal amount.

         Each capitalized term defined herein shall relate to the VFN Series 2003-3 Notes and no other Series of Notes issued by Issuer, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Annex A to the Master Indenture.

         The interpretive rules specified in Section 1.2 of the Master Indenture also apply to this Indenture Supplement. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

                                   ARTICLE III

                            NOTEHOLDER SERVICING FEE

         SECTION 3.01. SERVICING COMPENSATION. The share of the Servicing Fee allocable to VFN Series 2003-3 for any Transfer Date (the "Noteholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Series Servicing Fee Percentage and (b) the Collateral Amount as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Noteholder Servicing Fee shall be equal to $317,589.04; provided, further, that if FNBO or Indenture Trustee is Servicer, the Noteholder Servicing Fee shall be reduced by the amount, if any, by which the Servicer Interchange for such Monthly Period exceeds the amount of Interchange included as Collections of Finance Charge Receivables allocable to the VFN Series 2003-3 Notes with respect to such Monthly Period pursuant to Section 4.17 of this Indenture Supplement. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall Issuer, Indenture Trustee or the VFN Series 2003-3 Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Interest or the Noteholders of any other Series.

                                   ARTICLE IV

                      RIGHTS OF NOTEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         SECTION 4.01. COLLECTIONS AND ALLOCATIONS.

                  (a) Finance Charge Collections, Principal Collections and Receivables in Defaulted Accounts shall be allocated and distributed to VFN Series 2003-3 as set forth in this Article.

                  (b) On any date on which a Funding Account Deficiency exists, the Servicer will deposit amounts otherwise distributable to the Holders of the Transferor Interest to the Funding Account to the extent of such deficiency prior to distributing such funds to the Holders of the Transferor Interest.

                  (c) On each Date of Processing, Servicer shall allocate to the VFN Series 2003-3 Noteholders the following amounts as set forth below:

                           (i) Allocations of Finance Charge Collections. An amount equal to the Investor Finance Charge Collections processed on each Date of Processing shall be allocated to the VFN Series 2003-3 Noteholders and, first, deposited to the Finance Charge Account to the extent required by Section 4.03 of the Pooling and Servicing Agreement or Section 8.04 of the Indenture and subsection 4.01(d), and, second, paid to the Holders of the Transferor Interest.

                           (ii) Allocations of Principal Collections. Servicer shall allocate to the VFN Series 2003-3 Noteholders the following amounts as set forth below:

                                    (A)      Allocations During the Revolving
                           Period.

                                             (1)     During the Revolving Period
                                    an amount equal to the Investor Principal
                                    Collections processed on each Date of
                                    Processing, shall be allocated to the VFN
                                    Series 2003-3 Noteholders and, first,
                                    deposited to the Funding Account to the
                                    extent of any Funding Account Deficiency, second, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Principal Sharing Series on the related Distribution Date, third, deposited to the Excess Funding Account to the extent necessary so that the Transferor Interest is not less than the Minimum Transferor Interest and, fourth, paid to the Holders of the Transferor Interest.

                                             (2)     With respect to each
                                    Monthly Period falling in the Revolving
                                    Period, to the extent that Collections of Principal Receivables allocated to the VFN Series 2003-3 Noteholders pursuant to this subsection 4.01(c)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 4.06; provided, however, that if the Transferor fails to make such funds available, then an amount of Investor Principal Collections equal to that deficiency shall be withdrawn from the Principal Account and treated as Reallocated Principal Collections for application in accordance with Section 4.06, prior to any other application of the amounts in the Principal Account.

                                    (B)      Allocations During the Controlled
                           Amortization Period.

                                             (1)     During the Controlled
                                    Amortization Period, an amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the VFN Series 2003-3 Noteholders and, first, deposited into the Principal Account to the extent of the Controlled Distribution Amount for the next Transfer Date, and, second, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Principal Sharing Series on the related Distribution Date, third, deposited to the Excess Funding Account to the extent necessary so that the Transferor Interest is not less than the Minimum Transferor Interest and, fourth, paid to the Holders of the Transferor Interest.

                                             (2)     With respect to each
                                    Monthly Period falling in the Controlled
                                    Amortization Period, to the extent that
                                    Collections of Principal Receivables
                                    allocated to the VFN Series 2003-3
                                    Noteholders pursuant to this subsection
                                    4.01(c)(ii) are paid to Transferor,
                                    Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 4.06; provided, however, that if the Transferor fails to make such funds available, then an amount of Investor Principal Collections equal to that deficiency shall be withdrawn from the Principal Account and treated as Reallocated Principal Collections for application in accordance with Section 4.06, prior to any other application of the amounts in the Principal Account.

                                    (C)      Allocations During the Rapid
                           Amortization Period. During the Rapid Amortization Period, an amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the VFN Series 2003-3 Noteholders and deposited to the Principal Account until applied as provided in Sections 4.04(c) and 4.06; provided, however, that after the date on which an amount of such Principal Collections equal to the Note Principal Balance has been deposited into the Principal Account, any Investor Principal Collections in excess of such amount shall be, first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, deposited to the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Principal Sharing Series on the related Distribution Date, second, deposited in the Excess Funding Account to the extent necessary so that the Transferor Interest is not less than the Minimum Transferor Interest and, third, paid to the Holders of the Transferor Interest.

                  (d)      During any period when Servicer is permitted by
         Section 4.03 of the Pooling and Servicing Agreement or Section 8.04 of the Indenture to make a single monthly deposit to the Collection Account, amounts allocated to the Noteholders pursuant to Sections 4.01(a) and (b) with respect to any Monthly Period need not be deposited into the Collection Account or any Series Account prior to the related Transfer Date, and, when so deposited, (x) may be deposited net of any amounts required to be distributed to Transferor and, if FNBO is Servicer, Servicer, and (y) shall be deposited into the Finance Charge Account (in the case of Collections of Finance Charge Receivables) and the Principal Account (in the case of Collections of Principal Receivables (not including any Excess Principal Collections allocated to VFN Series 2003-3 pursuant to Section 4.03(e) of the Pooling and Servicing Agreement or Section 8.05 of the Indenture)). The exceptions to the daily deposit requirements shall not be available during any Monthly Period during the Rapid Amortization Period, or at any time that the Transferor Interest is less than the Minimum Transferor Interest, or at any time that the Available Spread Account Amount is less than the Required Spread Account Amount. In addition, at any time during the Revolving Period or the Controlled Amortization Period, but subject to the final sentence of this subsection (d), when daily deposits are required:

                           (i) the amount of Collections of Principal Receivables required to be deposited during each Monthly Period (beginning on the first Business Day of such Monthly Period) shall be an amount equal to the Controlled Distribution Amount during the Controlled Amortization Period;

                           (ii) the amount of Collections of Finance Charge Receivables required to be deposited during each Monthly Period (beginning on the first Business Day of such Monthly Period) shall be an amount equal to the sum of:

                                    (A)      an amount equal to 125% of the
                           Monthly Interest that was payable on the previous Distribution Date; plus

                                    (B)      an amount equal to the sum of the
                           Senior Cost Amount plus the Commitment Fees for the related Transfer Date; plus

                                    (C)      the Noteholder Servicing Fee due on
                           the related Transfer Date; plus

                                    (D)      an amount equal to 150% of the
                           Investor Default Amount for the previous Distribution Date; plus

                                    (E)      an amount equal to any Spread
                           Account Deficiency; plus

                                    (F)      an amount equal to all other
                           amounts then due and payable by Issuer or Transferor to the Funding Agents, the VFN Series 2003 3 Noteholders, the Support Providers or any other Person under or in connection with this Indenture Supplement, the Note Purchase Agreements or the Fee Letters; and

                           (iii) in addition to the deposits required pursuant to subsection 4.01(d)(i), if any, the Class B Share of Collections of Principal Receivables shall be deposited daily until the aggregate amount required to be deposited pursuant to subsections 4.01(d)(ii)(A), (B) and (C) has been deposited, at which point all deposits of Collections of Principal Receivables made pursuant to this subsection 4.04(a)(iii) for such Monthly Period shall be released to the Transferor.

                  Nothing in this subsection shall limit (y) the obligation of the Servicer to deposit all Collections allocable to VFN Series 2003-3 during the Rapid Amortization Period or at a time when the Transferor Interest is less than the Minimum Transferor Interest or the Available Spread Account Amount is less than the Required Spread Account Amount, or (z) the obligation of the Servicer to deposit all Available Principal Collections and Available Finance Charge Collections to the Series Accounts on the Transfer Date, to the extent such funds have not been previously deposited and are required to be distributed to the Noteholders or the Funding Agents on the following Distribution Date.

                  (e) On any date, Servicer may withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

         SECTION 4.02. DETERMINATION OF MONTHLY INTEREST.

                  (a) The amount of monthly interest ("Class A Monthly Interest Payment") distributable from the Distribution Account with respect to the Class A Notes on any Distribution Date shall be equal to the sum of the following:

                           (i)      the product of (A) the Applicable
                  Pass-Through Rate for the Class A-1 Notes, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR, and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate, and (C) the Average Class A-1 Note Principal Balance during the Related Monthly Period; and

                           (ii)     the product of (A) the Applicable
                  Pass-Through Rate for the Class A-2 Notes, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR, and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate, and (C) the Average Class A-2 Note Principal Balance during the Related Monthly Period.

                  (b) On each Determination Date, the Servicer shall determine whether (i) the Class A Monthly Interest Payment for the Related Monthly Period exceeds (ii) the amount allocated and available to pay such Class A Monthly Interest Payment on the related Distribution Date (any such excess, a "Class A Interest Shortfall"). If a Class A Interest Shortfall exists with respect to any Distribution Date, such shortfall shall be allocated based on the respective Pro Rata Shares between the Class A-1 Notes and the Class A-2 Notes, and an additional amount ("Class A Default Interest") shall be payable as provided herein with respect to the Class A Notes on each Distribution Date thereafter to and including the Distribution Date on which such Class A Interest Shortfall is paid to Class A Noteholders for each Class equal to the product of (A) the Applicable Pass-Through Rate, (B) a fraction the numerator of which is the actual number of days from the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, and (C) the Class A Interest Shortfall for such Class. Notwithstanding anything to the contrary herein, Class A Default Interest shall be payable or distributed to Class A Noteholders only to the extent permitted by applicable law.

                  (c) The amount of monthly interest ("Class B Monthly Interest Payment") distributable from the Distribution Account with respect to the Class B Notes on any Distribution Date shall be equal to the sum of the following:

                           (i) the product of (A) the Class B-1 Note Interest Rate, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR, and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate, and (C) the Average B-1 Note Principal Balance during the Related Monthly Period; and

                           (ii) the product of (A) the Class B-2 Note Interest Rate, (B) a fraction the numerator of which is the actual number of days in the Related Monthly Period and the denominator of which is (1) 360, if and to the extent the Applicable Pass-Through Rate is based on the CP Rate or LIBOR, and (2) 365 or 366, as the case may be, if and to the extent the Applicable Pass-Through Rate is based on the Alternate Base Rate, and (C) the Average Class B-2 Note Principal Balance during the Related Monthly Period.

                  (d) On each Determination Date, the Servicer shall determine whether (x) the Class B Monthly Interest Payment for the Related Monthly Period exceeds (y) the amount allocated and available to pay such Class B Monthly Interest Payment on the related Distribution Date (any such excess, a "Class B Interest Shortfall"). If a Class B

         Interest Shortfall exists with respect to any Distribution Date, such shortfall shall be allocated based on the respective Pro Rata Shares between the Class B-1 Notes and the Class B-2 Notes and an additional amount ("Class B Default Interest") shall be payable as provided herein with respect to the Class B Notes on each Distribution Date thereafter to and including the Distribution Date on which such Class B Interest Shortfall is paid to Class B Noteholders for each Class equal to the product of (aa) the Applicable Pass-Through Rate, (bb) a fraction the numerator of which is the actual number of days from the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, and (cc) the Class B Interest Shortfall for such Class. Notwithstanding anything to the contrary herein, Class B Default Interest shall be payable or distributed to Class B Noteholders only to the extent permitted by applicable law.

         SECTION 4.03. DETERMINATION OF MONTHLY PRINCIPAL. The amount of monthly principal to be transferred from the Principal Account to the Distribution Account with respect to the Notes on each Transfer Date (the "Monthly Principal"), beginning with the Transfer Date in the month following the month in which the Controlled Amortization Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to the prior Monthly Period, (ii) for each Transfer Date with respect to the Controlled Amortization Period, the Controlled Distribution Amount for such Transfer Date,
(iii) the Collateral Amount (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06), and (iv) the Note Principal Balance.

         SECTION 4.04. APPLICATION OF AVAILABLE FINANCE CHARGE COLLECTIONS AND AVAILABLE PRINCIPAL COLLECTIONS. On or before each Transfer Date, Servicer shall instruct Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw or deposit, and Indenture Trustee, acting in accordance with such instructions, shall withdraw or deposit on such Transfer Date or related Distribution Date, as applicable, to the extent of available funds, the amount required to be withdrawn from the Finance Charge Account, the Principal Account, the Funding Account and the Distribution Account as follows:

                  (a) On each Transfer Date, an amount equal to the Available Finance Charge Collections with respect to the related Distribution Date will be distributed or deposited in the following priority:

                           (i) an amount equal to Class A Monthly Interest Payment for such Distribution Date, plus the Commitment Fee for Class A for such Distribution Date, plus any Class A Interest Shortfall, plus the amount of any Class A Default Interest for such Distribution Date, plus the amount of any Class A Default Interest previously due but not distributed on a prior Distribution Date, shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class A Noteholders (to each Class as calculated pursuant to Section 4.02(a)); provided, that if the amount available for distribution pursuant to this subsection
                  (a)(i) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Holders of Class A-1 Notes and Class A-2 Notes based on their respective Pro Rata Shares; provided, further, that the amount distributed pursuant to this subsection 4.04(a)(i) shall not exceed the Benchmark Amount for the Class A Notes;

                           (ii) an amount equal to the Noteholder Servicing Fee for such Transfer Date, plus the amount of any Noteholder Servicing Fee previously due but not distributed to Servicer on a prior Transfer Date, shall be distributed to the Servicer;

                           (iii) an amount equal to the Senior Cost Amount for the Class A Notes for such Transfer Date shall be withdrawn from the Finance Charge Account and deposited to the Distribution Account for distribution to the Funding Agents pursuant to Section 5.02; provided, that if the amount available for distribution pursuant to this subsection
                  (a)(iii) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Funding Agents based on the respective Pro Rata Shares of the Class A Notes held by each Funding Group;

                           (iv) an amount equal to the Class B Monthly Interest Payment for such Distribution Date, plus the Commitment Fee for Class B for such Distribution Date, plus any Class B Interest Shortfalls, plus the amount of any Class B Default Interest for such Distribution Date, plus the amount of any Class B Default Interest previously due but not distributed on a prior Distribution Date shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class B Noteholders (to each Class as calculated pursuant to Section 4.02(a)); provided, that if the amount available for distribution pursuant to this subsection (a)(iv) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Holders of Class B-1 Notes and Class B-2 Notes based on their respective Pro Rata Shares; provided, further, that the amount distributed pursuant to this subsection 4.04(a)(iv) shall not exceed the Benchmark Amount for the Class B Notes;

                           (v) an amount equal to the Senior Cost Amount for the Class B Notes for such Transfer Date shall be withdrawn from the Finance Charge Account and deposited to the Distribution Account for distribution to the Funding Agents pursuant to Section 5.02; provided, that if the amount available for distribution pursuant to this subsection (a)(v) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Funding Agents based on the respective Pro Rata Shares of the Class B Notes held by each Funding Group;

                           (vi) an amount equal to the Investor Default Amount for the related Monthly Period, if any, and the Uncovered Dilution Amount, if any, for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date and withdrawn from the Finance Charge Account and deposited into the Principal Account on the related Transfer Date;

                           (vii) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections which have not been previously reimbursed pursuant to this subsection shall be treated as a portion of

                  Available Principal Collections for such Distribution Date and withdrawn from the Finance Charge Account and deposited into the Principal Account on the related Transfer Date;

                           (viii) an amount equal to the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount shall be deposited into the Spread Account;

                           (ix) any amounts not distributed pursuant to subsection 4.04(a)(i) because of the second proviso in such subsection, which have not been distributed pursuant to subsection 4.04(a)(iii) as part of the Senior Cost Amount for the Class A Notes, shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class A Noteholders (to each Class as calculated pursuant to Section 4.02(a)); provided, that if the amount available for distribution pursuant to this subsection
                  (a)(ix) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Holders of Class A-1 Notes and Class A-2 Notes based on their respective Pro Rata Shares;

                           (x) any amounts not distributed pursuant to subsection 4.04(a)(iv) because of the second proviso in such subsection, which have not been distributed pursuant to subsection 4.04(a)(v) as part of the Senior Cost Amount for the Class B Notes, shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class B Noteholders (to each Class as calculated pursuant to Section 4.02(a)); provided, that if the amount available for distribution pursuant to this subsection
                  (a)(x) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Holders of Class B-1 Notes and Class B-2 Notes based on their respective Pro Rata Shares;

                           (xi) an amount equal to any other amounts payable to the Funding Agents, the VFN Series 2003-3 Noteholders, the Support Providers or any other Person under Section 4.15, or under the Note Purchase Agreements or the Fee Letters, shall be withdrawn from the Finance Charge Account and deposited to the Distribution Account for distribution to the Funding Agents pursuant to Section 4.15; provided, that if the amount available for distribution pursuant to this subsection (a)(xi) is insufficient to make such distributions in full, the amount available shall be distributed ratably to the Funding Agents based on the respective Pro Rata Shares of the Classes of Notes held by each Funding Group; and

                           (xii) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date.

                  (b) On each Transfer Date with respect to the Revolving Period, an amount equal to the Available Principal Collections for the related Distribution Date shall be distributed or deposited in the following priority:

                           (i) an amount equal to the Funding Account Deficiency, if any, shall be deposited to the Funding Account; and

                           (ii) an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Excess Principal Collections for such Distribution Date.

                  (c) On the Transfer Date relating to the Monthly Period during which the Amortization Period begins and each Transfer Date thereafter, an amount equal to the Available Principal Collections for the related Distribution Date shall be distributed or deposited in the following priority:

                           (i) an amount equal to Class A Monthly Principal for such Distribution Date shall be withdrawn from the Principal Account and deposited to the Distribution Account for distribution ratably to the Holders of the Class A-1 Notes and the Class A-2 Notes, based on their respective Pro Rata Shares;

                           (ii) an amount equal to the Class B Monthly Principal for such Distribution Date shall be withdrawn from the Principal Account and deposited to the Distribution Account for distribution ratably to the Holders of the Class B-1 Notes and Class B-2 Notes, based on their respective Pro Rata Shares;

                           (iii) an amount equal to all other amounts then due and payable by Issuer to the Funding Agents, the VFN Series 2003-3 Noteholders, the Support Providers or any other Person under or in connection with this Indenture Supplement, the Note Purchase Agreements and the Fee Letters shall be withdrawn from the Principal Account and deposited to the Distribution Account for distribution to the Funding Agents pursuant to Section 4.15; and

                           (iv) an amount equal to the balance, if any, of such Available Principal Collections for such Distribution Date after giving effect to paragraphs (i), (ii) and (iii) above, shall be treated as Excess Principal Collections.

         SECTION 4.05. INVESTOR CHARGE-OFFS. On each Determination Date, Servicer shall calculate the Investor Default Amount and any Uncovered Dilution Amount for the related Distribution Date. If, on any Distribution Date, the sum of the Investor Default Amount and any Uncovered Dilution Amount for such Distribution Date exceeds the sum of the amount of Available Finance Charge Collections allocated with respect thereto pursuant to subsection 4.04(a)(vi) with respect to such Distribution Date, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an "Investor Charge-Off").

         SECTION 4.06. REALLOCATED PRINCIPAL COLLECTIONS. On each Transfer Date, if Available Finance Charge Collections (including any amounts described in clause (c) of the definition of Available Finance Charge Collections and including amounts available pursuant to subsection 4.04(a)(iii)) are not sufficient to make the distributions and deposits set forth in subsections 4.04(a)(i) and (ii), Servicer shall apply, or shall instruct Indenture Trustee in writing to apply, Principal Collections with respect to such Transfer Date, in an amount not to exceed the

Monthly Principal Reallocation Amount for the related Monthly Period, to fund any such deficiency pursuant to and in the priority set forth in such subsections. On each Transfer Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections, if any, for such Transfer Date.

         SECTION 4.07. EXCESS FINANCE CHARGE COLLECTIONS. VFN Series 2003-3 shall be an Excess Allocation Series with respect to Group One only. For this purpose, each outstanding series of certificates issued by First Bankcard Master Credit Card Trust (other than series represented by the Collateral Certificate) shall be deemed to be a Series in Group One. Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Transfer Date will be allocated to VFN Series 2003-3 in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for VFN Series 2003-3 for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date. The "Finance Charge Shortfall" for VFN Series 2003-3 for any Distribution Date will be equal to the excess, if any, of
(a) the full amount required to be paid, without duplication, pursuant to subsections 4.04(a)(i) through (xi) on such Distribution Date over (b) the Available Finance Charge Collections with respect to such Distribution Date (excluding any portion thereof attributable to Excess Finance Charge Collections). Excess Finance Charge Collections remaining after their application to cover Finance Charge Shortfalls for Group One, shall be (i) first, following a Servicer Default and the appointment of a Successor Servicer, paid to the Successor Servicer to pay any unpaid Excess Servicing Fees, (ii) second, deposited to the Funding Account in an amount up to the Funding Account Deficiency, if any, and (iii) third, distributed to Transferor. Excess Finance Charge Collections with respect to Group One shall be allocated to Series 2003-3 in accordance with this Section 4.07, without regard to whether the Rating Agency Condition has been met for purposes of the definition of "Portfolio Yield".

         SECTION 4.08. EXCESS PRINCIPAL COLLECTIONS. Subject to Section 4.03(e) of the Pooling and Servicing Agreement and Section 8.05 of the Indenture, Excess Principal Collections allocable to VFN Series 2003-3 on any Transfer Date will be equal to the product of (x) the aggregate amount of Excess Principal Collections with respect to all Principal Sharing Series for such Transfer Date and (y) a fraction, the numerator of which is the Principal Shortfalls for VFN Series 2003-3 for such Transfer Date and the denominator of which is the aggregate amount of Principal Shortfall for all the Series which are Principal Sharing Series for such Transfer Date. For this purpose, each outstanding series of certificates issued by First Bankcard Master Credit Card Trust (other than any series represented by the Collateral Certificate) shall be deemed to be a Principal Sharing Series. The "Principal Shortfall" for VFN Series 2003-3 will be equal to (a) for any Transfer Date with respect to the Revolving Period, the full amount required to be deposited pursuant to subsection 4.04(b)(i) on such Transfer Date over the Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Excess Principal Collections),
(b) for any Transfer Date with respect to the Controlled Amortization Period, the excess, if any, of the full amount required to be deposited, without duplication, pursuant to Section 4.04(c)(i) and (ii) on such Transfer Date over the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Excess Principal Collections) and (c) for any Transfer Date with respect to the Rapid Amortization Period, the excess, if any, of the Collateral Amount with respect to such Transfer Date over the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Excess Principal Collections). Excess Principal Collections remaining on any Transfer Date after payment of Principal Shortfalls for all Series in Group I, and after any application of Excess Principal Collections as principal pursuant to Section 4.11 or with respect to any other Variable Interest or variable funding certificates in such Group will be, first, deposited to the Funding Account in an amount up to the Funding Account Deficiency, if any, and, second, distributed to the Holder of the Transferor Interest or deposited in the Excess Funding Account in accordance with subsection 4.03(e) of the Pooling and Servicing Agreement or Section 8.05 of the Indenture, as applicable.

         SECTION 4.09. CERTAIN SERIES ACCOUNTS.

                  (a) Indenture Trustee shall establish and maintain with a Qualified Institution, which may be Indenture Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders, three segregated trust accounts with such Qualified Institution (the "Finance Charge Account", the "Principal Account" and the "Distribution Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFN Series 2003-3 Noteholders. Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account and the Distribution Account and in all proceeds thereof. The Finance Charge Account, the Principal Account and the Distribution Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the VFN Series 2003-3 Noteholders. If at any time the institution holding the Finance Charge Account, the Principal Account and the Distribution Account ceases to be a Qualified Institution, Transferor shall notify Indenture Trustee in writing, and Indenture Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days, establish a new Finance Charge Account, a new Principal Account and a new Distribution Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Finance Charge Account, new Principal Account and new Distribution Account. Indenture Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Finance Charge Account, the Principal Account and the Distribution Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement. Indenture Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account and the Distribution Account, so long as such accounts are established and maintained with Indenture Trustee.

                  (b) Funds on deposit in the Finance Charge Account, the Principal Account and the Distribution Account, from time to time shall be invested and reinvested at the written direction of Servicer by Indenture Trustee in Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Indenture Trustee shall not be held liable for the performance of any Permitted Investments made in accordance with the terms hereof.

                  On each Distribution Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account, the Finance Charge Account and

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

         the Distribution Account shall be deposited by Indenture Trustee in a separate deposit account with a Qualified Institution in the name of Servicer, or a Person designated in writing by Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by Indenture Trustee to Servicer.

                  (c) The Finance Charge Account, the Principal Account, the Distribution Account, the Spread Account and the Funding Account are hereby designated as the Series Accounts for the VFN Series 2003-3 Notes.

                  (d) Indenture Trustee shall hold such of the Permitted Investments of funds in any Series Account as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of Indenture Trustee, (b) such securities intermediary shall treat Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this subsection 4.09(d), Indenture Trustee shall not hold Permitted Investments through an agent or nominee.

                  (e) No Permitted Investment in any Series Account shall be disposed of prior to its maturity unless Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Permitted Investment or (ii) prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment.

         SECTION 4.10. EXTENSION OF REVOLVING PERIOD. The Revolving Period may be extended, and the Controlled Amortization Date may be postponed, by written agreement of the Servicer, the Transferor and the Funding Agents for such period as shall be specified in the extension; provided, however, that the Controlled Amortization Date so established shall be the first day of a month. Subject to
Section 11.02 of the Master Indenture, the right of the VFN Series 2003-3 Noteholders to receive payments from the Trust will terminate on the first Business Day following the VFN Series 2003-3 Final Maturity Date, provided that all actions required under Sections 11.01 and 11.02 of the Master Indenture in connection with the Series 2003-3 Termination Date have been taken. The Servicer shall provide prompt written notice of any such agreement to the Indenture Trustee and to each Rating Agency.

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

         SECTION 4.11. ADJUSTMENTS.

                  (a)      CHANGES IN INITIAL NOTE PRINCIPAL BALANCE.

                           (i) During the Revolving Period, the Note Initial Principal Balance may be increased, and, at any time, the Note Initial Principal Balance may be decreased (in addition to any reductions due to Controlled Distribution Amounts), from time to time upon the conditions described in this subsection 4.11(a). The Transferor may deliver to the Noteholders and the Indenture Trustee on any Business Day a written notice specifying (A) the proposed amount of the adjusted Initial Note Principal Balance (the "Adjusted Amount") and (B) the proposed date of adjustment of the Initial Note Principal Balance (an "Adjustment Date"), which shall be any Business Day not earlier than three Business Days after such notice; provided, however, that the Adjustment Date specified for a decrease may be a Business Day that is not also a Distribution Date only if any amounts payable to the CP Vehicles pursuant to subsection 4.15(d)(i) in connection with such decrease are paid to the CP Vehicle on such Adjustment Date. Each adjustment shall be in an amount of not less than $7,000,000 and shall be in equal increments of $7,000,000. The
                  Note Initial Principal Balance may not be reduced pursuant to this Section 4.11 below $35,000,000 unless it is reduced to zero; provided, however, that, unless the Rating Agency Condition is met, the Note Initial Principal Balance may not be reduced below $105,000,000 on any Adjustment Date if, on such Adjustment Date, the Aggregate Principal Receivables Balance is less than the greater of (x) $1,200,000,000 and (y) an amount equal to 75% of the highest Aggregate Principal Receivables Balance during the prior twenty-four (24) Monthly Periods; and provided, further, that no reduction may be made if, on the proposed Adjustment Date, there is an unreimbursed reduction of the Collateral Amount due to either Investor Charge-Offs or Reallocated Principal Collections unless the Rating Agency Condition is met.

                           (ii) No more than two adjustments of the Note Initial Principal Balance may be made in any month.

                           (iii) Any proposed increase in the Note Initial Principal Balance (the "Increase Amount") shall not exceed an amount equal to the excess of the Aggregate Principal Receivables over the sum of (x) the Minimum Aggregate Principal Receivables and (y) the Minimum Transferor Interest, each determined as of the day prior to the proposed Adjustment Date; provided, however, that the Note Initial Principal Balance on any Business Day shall not exceed the Maximum Note Initial Principal Balance.

                           (iv) The purchase of each Note and the purchase of any Increase Amount is subject to satisfaction of the condition that, on the Closing Date or on any Adjustment Date on which an increase in the Note Initial Principal Balance is occurring, as applicable, the Funding Agents shall have received a certificate of a Responsible Officer of each of the Transferor and the Servicer that (A) prior to and after giving effect to such purchase, no Pay Out Event, Servicer Default or

                  Event of Default (and no event or condition which, with notice or the passage of time or both, would constitute a Pay Out Event, Servicer Default or Event of Default) shall have occurred and be continuing on such date; (B) the representations and warranties of the RPA Seller, the Transferor and the Servicer (as applicable) in the Transaction Documents (including this Indenture Supplement) are true and correct in all material respects on such date (except to the extent that they relate to an earlier date); (C) the Spread Account Amount is equal to or greater than the Required Spread Account Amount on such date, after giving effect to the purchase occurring on such date; (D) no Cap Increase Event has occurred and is continuing on such date; (E) prior to and after giving effect to the purchase, the Transferor Interest equals or exceeds the Minimum Transferor Interest; and (F) all the terms, covenants, agreements and conditions of the Transaction Documents to be complied with and performed by the Transferor, the Servicer or the Issuer (as applicable) at or before such date shall have been complied with and performed in all material respects;

                           Upon satisfaction of the foregoing conditions, and
                  the payment by each Funding Agent to the Indenture Trustee on or before the Adjustment Date of an amount equal to its share of the Increase Amount for each Class of Notes as determined pursuant to subsection 4.11(d), the Servicer shall appropriately note such Increase Amount, the Adjusted Note Initial Principal Balance and direct the Indenture Trustee in writing to pay to the Transferor such Increase Amount on the Adjustment Date from the funds provided by the Funding Agents. From and after such Adjustment Date, the Note Initial Principal Balance will be equal to the Adjusted Amount which shall be shown as such on the next Monthly Servicer's Certificate. In the event that either Funding Agent fails to pay all or any portion of its share of an Increase Amount as required by this subsection, the Servicer shall direct the Indenture Trustee to return any payments received by it pursuant to this subsection and there will be no increase to the Note Initial Principal Balance.

                           (v) Any proposed decrease in the Note Initial Principal Balance (other than a permanent reduction pursuant to subsection 4.11(b) below) shall be effected on an Adjustment Date in accordance with a notice specifying the amount of the proposed reduction (the "Reduction Amount") from
                  (A) Available Principal Collections, (B) Excess Principal Collections available pursuant to Section 4.08 and Section 4.03(e) of the Pooling and Servicing Agreement or Section 8.05 of the Indenture and (C) amounts on deposit in the Funding Account.

                           (vi)     The SG Funding Group shall have no
                  obligation to purchase any Increase Amount that would cause the sum of the Class A-1 Note Initial Principal Balance and the Class B-1 Note Initial Principal Balance to exceed their Pro Rata Share of the Maximum Note Initial Principal Balance. The STCM Funding Group shall have no obligation to purchase any Increase Amount that would cause the sum of the Class A-2
                  Note Initial Principal Balance and the Class B-2 Note Initial Principal Balance to exceed their Pro Rata Share of the Maximum Note Initial Principal Balance. Neither Funding Group has any liability for failure of

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

                  the other Funding Group to purchase its share of any Increase Amount. No CP Conduit has any liability for the failure of any other CP Conduit to purchase its share of any Increase Amount.

                           (vii) If the Note Initial Principal Balance is less than $105,000,000, and the Aggregate Principal Receivable Balance at the close of any Monthly Period is less than the greater of (A) $1,200,000,000 and (B) an amount equal to 75% of the highest Aggregate Principal Receivables Balance during the prior twenty-four (24) Monthly Periods, the Transferor shall promptly deliver notice to increase the Note Initial Principal Balance to $105,000,000 pursuant to this Section
                  4.11 on the next Distribution Date.

                  (b) PERMANENT REDUCTIONS IN NOTE INITIAL PRINCIPAL BALANCE. The Transferor may at any time elect to reduce permanently the Maximum Note Initial Principal Balance by giving at least 30 days' prior written notice to the CP Vehicles, the Funding Agents, the Indenture Trustee and the Support Providers of such reduction in the Maximum Note Initial Principal Balance, including the amount of such proposed reduction and the proposed date on which such reduction will commence. The amount of such reduction must be not less than $7,000,000 and shall be in increments of $7,000,000. Any proposed reduction of the Maximum Note Initial Principal Balance which would reduce the Maximum
         Note Initial Principal Balance to an amount less than the Note Initial Principal Balance then in effect shall be subject to satisfaction of the condition that the Note Initial Principal Balance will be reduced pursuant to Section 4.11(a) on or before the date of such reduction.

                  (c) NOTATION OF ADJUSTMENTS. Each Noteholder shall, and is hereby authorized to, record on the grid attached to its VFN Series 2003-3 Note (or, at such Noteholder's option, in its internal books and records) the date and amount of any portion of any Increase Amount purchased by it and the related adjusted Note Initial Principal Balance, and each repayment of its VFN Series 2003-3 Note (including payments effecting a reduction pursuant to subsection 4.11(a) or (b) above), provided that failure to make any such recordation on such grid or any error in such grid shall not affect such Noteholder's rights with respect to its VFN Series 2003-3 Note and its right to receive Monthly Interest on such adjusted Note Initial Principal Balance. The Indenture Trustee shall not be responsible for the accuracy of any information on any such VFN Series 2003-3 Note grid or with respect to the Noteholder's notations in its internal books and records.

                  (d) ALLOCATIONS. During the Revolving Period, each Increase Amount and Reduction Amount, and the Maximum Note Initial Principal Balance, shall be allocated among the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes and the Class B-2 Notes as follows. First, any such Increase Amount or Reduction Amount, and the Maximum Note Initial Principal Balance, shall be allocated to the Class A-1 Note and the Class B-1 Note based on their Pro Rata Share and to the Class A-2 Note and the Class B-2 Note based on their Pro Rata Share. Second, each amount so allocated shall be further allocated to the applicable Class A Note and to the applicable Class B Note, based on the Class A Share and the Class B Share, rounding each result up or down to the nearest integral multiple of $500.

                  During an Amortization Period, any Reduction Amount shall be allocated, first, to the Class A Notes, to the extent of the Class A
         Note Initial Principal Balance, and, second, to the Class B Notes to the extent of the Class B Note Initial Principal Balance. Further allocations of the Reduction Amount among the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes and the Class B-2 Notes shall be made on the basis of their respective Pro Rata Shares.

                  (e) If the Note Initial Principal Balance is increased before February 1, 2004, the amounts of Servicer Interchange and the Noteholder Servicing Fee shall be increased accordingly.

         SECTION 4.12. SPREAD ACCOUNT.

                  (a) On or prior to the Closing Date, Indenture Trustee shall establish and maintain with a Qualified Institution, which may be Indenture Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the VFN Series 2003-3 Noteholders and the Holder of the Transferor Interest, a segregated trust account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFN Series 2003-3 Noteholders and the Holder of the Transferor Interest. Except as otherwise provided in this Section 4.12, Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. The Spread Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the VFN Series 2003-3 Noteholders and the Holder of the Transferor Interest. If at any time the institution holding the Spread Account ceases to be a Qualified Institution, Servicer shall notify Indenture Trustee in writing, and Indenture Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agencies may consent) establish a new Spread Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash or any investments to such new Spread Account. Indenture Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Spread Account from time to time in an amount up to the Available Spread Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Transfer Date prior to termination of the Spread Account, make a deposit into the Spread Account in the amount specified in, and otherwise in accordance with, subsection 4.12(f). The Issuer will deposit into the Spread Account on the Closing Date an amount equal to the Required Spread Account Amount.

                  (b) Funds on deposit in the Spread Account shall be invested at the written direction of Servicer by Indenture Trustee in Permitted Investments. Funds on deposit in the Spread Account on any Transfer Date, after giving effect to any withdrawals from and deposits to the Spread Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date.

                  On each Transfer Date (but subject to subsections 4.12(c), 4.12(d) and 4.12(f)), the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Spread Account shall be paid by Indenture Trustee, upon written direction of Servicer, first, to the Funding Agents to the extent that the aggregate amount of Available Finance Charge Collections available pursuant to subsection 4.04(a)(xi) is less than the aggregate amount required to be paid to the Funding Agents pursuant to subsection 4.04(a)(xi), and, second, to the Holder of the Transferor Interest. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Indenture Supplement (subject to subsections 4.12(c), 4.12(d) and 4.12(f)), all Investment Earnings shall be deemed not to be available or on deposit; provided that after a Pay Out Event or after the maturity of the VFN Series 2003-3 Notes has been accelerated as a result of an Event of Default, all Investment Earnings shall be added to the balance on deposit in the Spread Account and treated like the rest of the Available Spread Account Amount.

                  (c) If, on any Transfer Date, the aggregate amount of Available Finance Charge Collections available pursuant to subsections 4.04(a)(iv) and 4.04(a)(v) is less than the aggregate amount required to be deposited pursuant to subsection 4.04(a)(iv), Indenture Trustee, at the written direction of Servicer, shall (i) withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and, if the Available Spread Account Amount is less than such deficiency, the Indenture Trustee shall also withdraw Investment Earnings credited to the Spread Account in an amount so that the total amount withdrawn equals such deficiency, and (ii) deposit such amount in the Distribution Account for payment to the Class B Noteholders in respect of commitment fees and interest on the Class B Notes.

                  (d) On the earlier of the VFN Series 2003-3 Final Maturity Date and the date on which the Class A Note Principal Balance has been paid in full, after applying any funds on deposit in the Spread Account as described in subsection 4.12(c), Indenture Trustee, at the written direction of Servicer, shall withdraw from the Spread Account an amount equal to the lesser of (i) the Class B Note Principal Balance (after any payments to be made pursuant to subsection 4.04(c) on such date) and (ii) the Available Spread Account Amount and, if the amount so withdrawn is not sufficient to reduce the Class B Note Principal Balance to zero, shall also withdraw Investment Earnings credited to the Spread Account up to the amount required to reduce the Class B Note Principal Balance to zero. Indenture Trustee, upon the written direction of Servicer, or Servicer, shall deposit such amounts into the Distribution Account for distribution to the Class B Noteholders in accordance with subsection 5.02(e).

                  (e) On any day following the occurrence of an Event of Default with respect to the VFN Series 2003-3 Notes and acceleration of the maturity of the VFN Series 2003-3 Notes pursuant to Section 5.03 of the Indenture, Servicer shall withdraw from the Spread Account an amount equal to the Available Spread Account Amount and Indenture Trustee or Servicer shall deposit such amounts into the Distribution Account for distribution to the Class B Noteholders until the Class B Note Principal Balance is paid in full, and to the Class A Noteholders until the Class A Note Principal Balance is paid in full, in that order of priority, in accordance with Section 4.04 and Section 5.02, to fund any shortfalls in amounts owed to such Noteholders.

                  (f) If on any Transfer Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, Available Finance Charge Collections shall be deposited into the Spread Account pursuant to subsection 4.04(a)(viii) up to the amount of the Spread Account Deficiency and, if such Available Finance Charge Collections are less than such Spread Account Deficiency, investment earnings on funds on deposit in the Spread Account shall be held and not distributed pursuant to subsection 4.12(b) until such Spread Account Deficiency is reduced to zero through subsequent deposits pursuant to subsection 4.04(a)(viii).

                  (g) If, after giving effect to all deposits to and withdrawals from the Spread Account with respect to any Transfer Date, the amount on deposit in the Spread Account exceeds the Required Spread Account Amount, Indenture Trustee acting in accordance with the instructions of Servicer, shall treat such excess as additional Available Finance Charge Collections. On the date on which the Class B Note Principal Balance has been paid in full, after making any payments to the Noteholders required pursuant to subsections 4.12(c), (d) and
         (e), Indenture Trustee, at the written direction of Servicer, shall treat such excess as Available Finance Charge Collections.

                  (h) All amounts withdrawn from the Spread Account for payment to Noteholders shall be applied, first, to amounts payable to Class B Noteholders, second, to amounts payable to Class A Noteholders, and shall be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders, and between the Class B-1 Noteholders and the Class B-2 Noteholders, respectively, based on their Pro Rata Shares.

         SECTION 4.13. INVESTMENT INSTRUCTIONS. Any investment instructions required to be given to Indenture Trustee pursuant to the terms hereof must be given to Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event Indenture Trustee receives such investment instruction later than such time, Indenture Trustee may, but shall have no obligation to, make such investment. In the event Indenture Trustee is unable to make an investment required in an investment instruction received by Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by Indenture Trustee on the next succeeding Business Day. In no event shall Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

         SECTION 4.14. [RESERVED].

         SECTION 4.15. FEES; INCREASED COSTS.

                  (a) Each Funding Agent, on behalf of itself, the applicable CP Vehicles and the Support Providers with respect to such CP Vehicles, shall be entitled to receive a commitment fee for each Monthly Period as specified in the applicable Fee Letter (the "Commitment Fee").

                  Commitment Fees shall be calculated on the basis of the actual number of days in the applicable Monthly Period and a year of 360 days, as the case may be, and shall be payable in arrears on each Distribution Date for the Related Monthly Period.

                  (b) Upon written demand by the VFN Series 2003-3 Noteholders, the Transferor shall reimburse the VFN Series 2003-3 Noteholders for their reasonable out-of-pocket expenses, including rating agency fees, arising from (i) any waiver or modification of this Indenture Supplement or any other Transaction Document which has been requested by the Transferor or (ii) from the VFN Series 2003-3 Noteholders exercising their rights under this Indenture Supplement or any other Transaction Document upon a Servicer Default, an Event of Default or a Pay Out Event. Such amounts shall be paid on the Distribution Date next following the demand to the extent such amounts have not been distributed pursuant to Article IV.

                  (c)      (i)      If any Regulatory Change occurring after the
         date hereof:

                                    (A)      shall subject an Affected Party to
                           any tax, duty or other charge with respect to any transaction contemplated by this Indenture Supplement or the Note Purchase Agreements, or shall change the basis of taxation of payments to such party of any amounts due under or in respect of any such transaction or its obligations or its rights in connection therewith (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located);

                                    (B)      shall impose, modify or deem
                           applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of the Class A Monthly Interest Payment or the Class B Monthly Interest Payment, as applicable), special deposit or similar requirement against assets of any such Affected Party, deposits or obligations with or for the account of any such Affected Party or with or for the account of any affiliate (or entity deemed by any Governmental Authority to be an affiliate) of any such Affected Party, or credit extended by any such Affected Party;

                                    (C)      shall change the amount of capital
                           maintained or required or requested or directed to be maintained by any such Affected Party;

                                    (D)      shall impose any other condition
                           affecting any VFN Series 2003-3 Notes owned or funded in whole or in part by any such Affected Party, or its obligations or rights, if any, to make purchases of any VFN Series 2003-3 Notes or to provide funding therefor; or

                                    (E)      shall change the rate for, or the
                           manner in which the FDIC (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

                           (ii) If, as a result of the Indenture Trustee's location, or as a result of the Transferor's location, the Trust, a Funding Agent, a CP Vehicle, a Support Provider or any other VFN Series 2003-3 Noteholder, shall become liable in the state of such location for any taxes, interest or penalties and such liability (after giving effect to tax credits available to such Affected Party in any other jurisdiction) increases the aggregate tax liability of such Affected Party, and the result of any of the foregoing provisions of (i) or (ii) is or would be:

                                    (x)      to increase the cost to or to
                           impose a cost on any such Affected Party funding or committed to fund any purchase of a VFN Series 2003-3 Note or otherwise incurring obligations in connection with the transactions contemplated hereby;

                                    (y)      to reduce the amount of any sum
                           received or receivable by any such Affected Party in connection with the transactions contemplated hereby; or

                                    (z)      in the reasonable determination of
                           such Affected Party, to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then on the Distribution Date next succeeding such demand by at least two Business Days by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction to the extent such amounts have not been paid from the amounts distributed pursuant to
                  Article IV on such Distribution Date.

                           (iii) Each such Affected Party will promptly notify the Transferor and the applicable Funding Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.15; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation. Each such Affected Party shall use commercially reasonable efforts to avoid increased liability under clause (c)(ii) above by claiming a credit for taxes paid in jurisdictions other than the state of the Indenture Trustee's or the Transferor's location; provided, however, that no such Affected Party shall be required to take any such actions which are materially economically adverse in the context of the tax liability of such Affected Party.

                           (iv) In determining any amount provided for or referred to in this Section 4.15, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party, when making a claim under this Section 4.15, shall submit to the Transferor a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Transferor.

                  (d) If any CP Vehicle or Support Provider shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such CP Vehicle or Support Provider to make any funding with respect to a VFN Series 2003-3 Note) as a result of (i) any settlement with respect to a VFN Series 2003-3 Note being made on any day other than a Distribution Date or (ii) any purchase of a VFN Series 2003-3 Note not being made in accordance with a request therefor from the Transferor as a result of the Transferor's action or omission, then, upon written notice to the Transferor from the applicable Funding Agent, the Transferor shall pay to the Servicer, and the Servicer shall pay to such CP Vehicle or Support Provider the amount of such loss or expense to the extent such amount has not been paid from the amounts distributed pursuant to Article IV on the Distribution Date next succeeding such notice by at least two Business Days; provided, however, that amounts required to be paid by the Transferor pursuant to this subsection shall not constitute a claim against the Transferor to the extent that the Transferor does not have sufficient funds to make payment thereof; provided, further, that any claim for payment of such amounts shall not be extinguished until paid in full. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Transferor.

                  (e)      If any of the following events occur:

                           (i) quotations of per annum rates for the relevant deposits referred to in the definition of "LIBOR" are not available to any Support Provider or Funding Agent in relevant amounts or for the relevant maturity;

                           (ii) the rate per annum referred to in the definition of LIBOR shall not adequately represent the cost to any Support Provider or Funding Agent of adding to or maintaining a portion of its interests in the relevant VFN Series 2003-3 Note; or

                           (iii)    funding or maintaining any Support
                  Provider's or Funding Agent's interest (or portion thereof) in a VFN Series 2003-3 Note shall violate any applicable law, rule, regulation or directive of any governmental or regulatory authority, whether or not having the force of law, and such Support Provider or Funding Agent shall have not subsequently notified the Funding Agent that such circumstances no longer exist, the Bank Rate shall be determined by reference to the Alternate Base Rate rather than LIBOR.

                  (f) The obligations of the Trust and the Indenture Trustee to pay any amounts pursuant to Section 14.15 of this Indenture Supplement are limited to the funds to be applied pursuant to Article IV irrespective of the ability of the Transferor to fulfill its obligation pursuant to such Section.

         SECTION 4.16. NOTE INTEREST RATES. Promptly after the end of each Monthly Period, each Funding Agent will give facsimile notice to the Servicer and the Indenture Trustee of the Applicable Pass-Through Rate for each Class of Notes purchased under the related Note Purchase Agreement for such Monthly Period.

         SECTION 4.17. INTERCHANGE. On or prior to each Determination Date, Transferor shall cause FNBO to notify Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables allocable to the VFN Series 2003-3 Notes with respect to the Related Monthly Period, which amount shall be equal to the product of:

                  (a) the total amount of Interchange paid or payable to FNBO with respect to such Related Monthly Period;

                  (b) a fraction the numerator of which is the volume during the Related Monthly Period of sales net of cash advances on the Accounts and the denominator of which is the amount of sales net of cash advances during the Related Monthly Period on all VISA and MasterCard accounts owned by FNBO; and

                  (c) the Allocation Percentage for Finance Charge Collections with respect to such Related Monthly Period.

On each Transfer Date, Transferor shall pay to Servicer, and Servicer shall deposit into the Finance Charge Account, in immediately available funds, an amount equal to the Interchange to be so included as Collections of Finance Charge Receivables allocable to the VFN Series 2003-3 Notes with respect to the Related Monthly Period. Transferor hereby assigns, sets over, conveys, pledges and grants a security interest and lien to Indenture Trustee for the benefit of the VFN Series 2003-3 Noteholders its security interest in Interchange and the proceeds of Interchange, as set forth in this Section 4.17. In connection with the foregoing grant of a security interest, this Indenture Supplement shall constitute a security agreement under applicable law. To the extent that an Indenture Supplement for a related Series, other than VFN Series 2003-3, assigns, sets over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all Notes of any such Series (except that any Series may be subordinated to the VFN Series 2003-3 Notes to the extent specified in any such Indenture Supplement) and the VFN Series 2003-3 Notes shall rank pari passu and be equally and ratably entitled in accordance with their respective allocation percentages for Finance Charge Collections as provided herein to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture Supplement and other related Indenture Supplements.

         SECTION 4.18. FOREIGN ACCOUNTS. So long as any VFN Series 2003-3 Notes are Outstanding, notwithstanding the proviso in clause (c) of the definition of Eligible Accounts in the Pooling and Servicing Agreement and in Annex A to the Indenture, Receivables arising in

Foreign Accounts shall constitute Eligible Receivables for all purposes except that they may not be counted for purposes of determining compliance with the tests for the Minimum Transferor Interest and the Minimum Aggregate Principal Receivables.

         SECTION 4.19. FUNDING ACCOUNT.

                  (a) On or prior to the Closing Date, Indenture Trustee shall establish and maintain with a Qualified Institution, which may be Indenture Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders and the Holder of the Transferor Interest, a segregated trust account (the "Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Holder of the Transferor Interest. Except as otherwise provided in this Section 4.19, Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Funding Account and in all proceeds thereof. The Funding Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the Noteholders and the Holder of the Transferor Interest. If at any time the institution holding the Funding Account ceases to be a Qualified Institution, Servicer shall notify Indenture Trustee in writing, and Indenture Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agencies may consent) establish a new Funding Account meeting the conditions specified above with a Qualified Institution and shall transfer any cash or any investments to such new Funding Account. Indenture Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Funding Account from time to time in an amount up to the Available Funding Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Transfer Date prior to termination of the Funding Account, make a deposit into the Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.19(d).

                  (b) Funds on deposit in the Funding Account shall be invested at the written direction of Servicer by Indenture Trustee in Permitted Investments. Funds on deposit in the Funding Account on any Transfer Date, after giving effect to any withdrawals from and deposits to the Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Business Day.

                  On each Transfer Date, the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Funding Account shall be paid to the Holders of the Transferor Interest by Indenture Trustee upon written direction of Servicer. For purposes of determining the availability of funds or the balance in the Funding Account for any reason under this Indenture Supplement, all such Investment Earnings shall be deemed not to be available or on deposit.

                  (c) On the Business Day prior to any Adjustment Date on which the Note Initial Principal Balance will increase, the Available Funding Account Amount shall be withdrawn from the Funding Account and deposited to the Spread Account to the extent of any Spread Account Deficiency that will exist on such Adjustment Date (calculated by assuming that such increase will occur). On any Adjustment Date on which the Note

         Initial Principal Balance will decrease, the Available Funding Account Amount shall be withdrawn from the Funding Account and applied pursuant to Section 4.11(a)(v)(C) to the extent that amounts available pursuant to Section 4.11(a)(v)(A) and (B) are not sufficient to pay the full Reduction Amount. To the extent that amounts on deposit in the Funding Account include Collections of Principal Receivables, such amounts will not be deemed to constitute "amounts on deposit in the Principal Accounts" for purposes of the definition of Transferor Interest or otherwise included in the calculation of the Transferor Interest and the Transferor Interest shall be calculated as if such amounts had been distributed to the Transferor.

                  (d) If on any Business Day, after giving effect to any withdrawals from the Funding Account, the Available Funding Account Amount is less than the Designated Funding Account Amount then in effect, Collections shall be deposited into the Funding Account pursuant to subsection 4.01(b) and subsection 4.07(ii) up to the amount of the Funding Account Deficiency.

                  (e) If, after giving effect to all deposits to and withdrawals from the Funding Account on any Business Day, the amount on deposit in the Funding Account exceeds the Designated Funding Account Amount, Indenture Trustee, acting in accordance with the instructions of Servicer, shall pay such amounts to the holders of the Transferor Interest.

         SECTION 4.20. TAXES.

                  (a) All payments made by the Transferor, the Servicer or the Trust under this Indenture Supplement, the Note Purchase Agreements, the Fee Letters, and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on any Affected Party as a result of a present or former connection between such Affected Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement, its Note Purchase Agreement or another Transaction Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Affected Party hereunder, the amounts so payable to such Affected Party shall be increased to the extent necessary to yield such Affected Party (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Indenture Supplement or the relevant Note Purchase Agreement, the relevant Fee Letter, or the other Transaction Documents; provided, however, that the Transferor shall not be required to increase any such amounts payable to any Affected Party that is not organized under the laws of the United States of America or a state thereof if such Affected Party fails to comply with the requirements of

         Section 4.20(b). Whenever any Non-Excluded Taxes are payable by the Transferor, as promptly as possible thereafter the Transferor shall send to the applicable Funding Agent for its own account or for the account of such Affected Party, as the case may be, a certified copy of an original official receipt received by the Transferor showing payment thereof. If the Transferor fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Funding Agent the required receipts or other required documentary evidence, the Transferor shall indemnify the applicable Affected Party for any incremental taxes, interest or penalties that may become payable by such Affected Party as a result of any such failure. The agreements in this Section 4.20 shall survive the termination of this Indenture Supplement and the Note Purchase Agreements, and the payment of all amounts otherwise payable hereunder or thereunder.

                  (b) Each Affected Party that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) deliver to the Transferor two duly completed copies of (A) United States Internal Revenue Service Form-W8-BEN or W8-ECI, or successor applicable form, as the case may be, or (B) an Internal Revenue Service Form W-9, or successor applicable form, as the case may be;

                           (ii) deliver to the Transferor two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor; and

                           (iii) obtain such extension of time for filing and completing such forms or certification as may reasonably be required by the Transferor;

         unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Affected Party from duly completing and delivering any such form with respect to it and such Affected Party so advises the Transferor. Such Affected Party shall certify (i) in the case of a W8-BEN or W8-ECI, that it is entitled to receive payments under this Indenture Supplement and its Note Purchase Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person not incorporated under the laws of the United States of America or a state thereof that is an assignee of an Affected Party shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 4.20.

                                    ARTICLE V

            DELIVERY OF NOTES; DISTRIBUTIONS; REPORTS TO NOTEHOLDERS

         SECTION 5.01. DELIVERY AND PAYMENT FOR THE VFN SERIES 2003-3 NOTES. Issuer shall execute and issue, and Indenture Trustee shall authenticate, the VFN Series 2003-3 Notes in accordance with Section 2.03 of the Indenture. Indenture Trustee shall deliver the VFN Series 2003-3 Notes to or upon the written order of Issuer when so authenticated.

         SECTION 5.02. DISTRIBUTIONS.

                  (a) On each Distribution Date, Indenture Trustee shall distribute to each Class A-1 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) the amounts on deposit in the Distribution Account (including amounts withdrawn from the Spread Account (at the times and in the amounts specified in Section 4.12)) that are allocated and available on such Distribution Date and that are payable to the Class A-1 Noteholders pursuant to this Indenture Supplement and the applicable Note Purchase Agreement and Fee Letter.

                  (b) On each Distribution Date, Indenture Trustee shall distribute to each Class A-2 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) the amounts on deposit in the Distribution Account (including amounts withdrawn from the Spread Account (at the times and in the amounts specified in Section 4.12)) that are allocated and available on such Distribution Date and that are payable to the Class A-2 Noteholders pursuant to this Indenture Supplement and the applicable Note Purchase Agreement and Fee Letter.

                  (c) On each Distribution Date, Indenture Trustee shall distribute to each Class B-1 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) the amounts on deposit in the Distribution Account (including amounts withdrawn from the Spread Account (at the times and in the amounts specified in Section 4.12)) that are allocated and available on such Distribution Date and that are payable to the Class B-1 Noteholders pursuant to this Indenture Supplement and the applicable Note Purchase Agreement and Fee Letter.

                  (d) On each Distribution Date, Indenture Trustee shall distribute to each Class B-2 Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) the amounts on deposit in the Distribution Account (including amounts withdrawn from the Spread Account (at the times and in the amounts specified in Section 4.12)) that are allocated and available on such Distribution Date and that are payable to the Class B-2 Noteholders pursuant to this Indenture Supplement and the applicable Note Purchase Agreement and Fee Letter.

                  (e)      The distributions to be made pursuant to this Section
         5.02 are subject to the provisions of Sections 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and
         Section 7.01 of this Indenture Supplement.

                  (f) Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to VFN 2003-3 Noteholders hereunder shall be made by (i) check mailed to each VFN Series 2003-3 Noteholder (at such Noteholder's address as it appears in the Note Register), except that for each Funding Group, such distribution shall be made by wire transfer of immediately available funds remitted in accordance with written directions from the related Funding Agent and received no later than 11:30 a.m., New York time, on the related Distribution Date and (ii) without presentation or surrender of any VFN Series 2003-3 Note or the making of any notation thereon.

         SECTION 5.03. REPORTS AND STATEMENTS TO VFN SERIES 2003-3 NOTEHOLDERS.

                  (a) On each Distribution Date, Indenture Trustee shall forward to each VFN Series 2003-3 Noteholder a statement substantially in the form of Exhibit C prepared by Servicer.

                  (b) Not later than the second Business Day preceding each Distribution Date, Servicer shall deliver to Owner Trustee, Indenture Trustee and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit D; provided that Servicer may amend the form of Exhibit B from time to time, with the prior written consent of Indenture Trustee.

                  (c) A copy of each statement or certificate provided pursuant to subsection (a) or (b) may be obtained by any VFN Series 2003-3 Noteholder by a request in writing to Servicer.

                  (d) On or before January 31 of each calendar year, beginning with January 31, 2004, Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a VFN Series 2003-3 Noteholder, a statement prepared by Servicer containing the information which is required to be contained in the statement to VFN Series 2003-3 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a VFN Series 2003-3 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Servicer pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE VI

                        VFN SERIES 2003-3 PAY OUT EVENTS

         If any one of the following events shall occur with respect to the VFN Series 2003-3 Notes:

                  (a) failure on the part of Transferor or the "Transferor" under the Pooling and Servicing Agreement (i) to make any payment or deposit required to be made by it by the terms of the Pooling and Servicing Agreement, the Collateral Series Supplement, the

         Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other of its covenants or agreements set forth in the Transfer and Servicing Agreement, the Pooling and Servicing Agreement, Collateral Series Supplement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the VFN Series 2003-3 Noteholders which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Indenture Trustee, or to Transferor and Indenture Trustee by Holders of VFN Series 2003-3 Notes evidencing more than 25% of the Note Principal Balance and which continues to materially and adversely affect the interest of the VFN Series 2003-3 Noteholders;

                  (b) any representation or warranty made by Transferor or the "Transferor" under the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, or any supplement to either of them, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Indenture Trustee, or to Transferor and Indenture Trustee by Holders of VFN Series 2003-3 Notes evidencing more than 25% of the Note Principal Balance and as a result of which the interests of the Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a VFN Series 2003-3 Pay Out Event pursuant to this subsection (b) of Article VI shall not be deemed to have occurred hereunder if Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement or the Pooling and Servicing Agreement;

                  (c) a failure by Transferor or the "Transferor" under the Pooling and Servicing Agreement to convey Receivables in Additional Accounts to the Receivables Trust within five (5) Business Days after the day on which it is required to convey such Receivables pursuant to subsection 2.06(a) of the Transfer and Servicing Agreement or subsection 2.06(a) of the Pooling and Servicing Agreement, respectively, provided that such failure shall not give rise to a Pay Out Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the invested amount of any Variable Interest or any variable funding certificate issued under the Pooling and Servicing Agreement to occur, so that, after giving effect to that reduction, the Transferor Interest is not less than the Minimum Transferor Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables;

                  (d) any Servicer Default or any "Servicer Default" under the Pooling and Servicing Agreement shall occur that would have a material adverse effect on the VFN Series 2003-3 Noteholders;

                  (e) the Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

                  (f) the Note Principal Balance shall not be paid in full on the Scheduled Payment Date;

                  (g) without limiting the foregoing, the occurrence of an Event of Default with respect to VFN Series 2003-3 and acceleration of the maturity of the VFN Series 2003-3 Notes pursuant to Section 5.03 of the Indenture; or

                  (h) prior to the Certificate Trust Termination Date, the occurrence of a Trust Pay Out Event as defined in the Pooling and Servicing Agreement and specified in Section 9.01 of that Agreement;

then, in the case of any event described in subsection (a), (b) or (d), after the applicable grace period, if any, set forth in such subsections, either Indenture Trustee or both Funding Agents by notice then given in writing to Transferor and Servicer (and to Indenture Trustee if given by the Funding Agents) may declare that a "Series Pay Out Event" with respect to VFN Series 2003-3 (a "VFN Series 2003-3 Pay Out Event") has occurred as of the date of such notice, and, in the case of any event described in subsection (c), (e), (f), (g) or (h) a VFN Series 2003-3 Pay Out Event shall occur without any notice or other action on the part of Indenture Trustee or the Funding Agents immediately upon the occurrence of such event. In the event that one Funding Agent gives notice to Transferor, Servicer, Indenture Trustee and the other Funding Agent that an event described in subsection (a), (b) or (d), after the applicable grace period, if any, set forth in such subsections, should be declared to be a Series Pay Out Event, such declaration shall become effective on the tenth (10th) day following receipt of such notice unless both Funding Agents have provided a written waiver of such declaration.

                                   ARTICLE VII

                                   REDEMPTION;
                     FINAL DISTRIBUTIONS; SERIES TERMINATION

         SECTION 7.01. OPTIONAL REDEMPTION OF VFN SERIES 2003-3 NOTES; FINAL DISTRIBUTIONS.

                  (a) On any day occurring on or after the date on which the outstanding principal balance of the VFN Series 2003-3 Notes is reduced to 10% or less of the initial Note Principal Balance of the VFN Series 2003-3 Notes, Servicer shall have the option to direct Transferor to redeem the VFN Series 2003-3 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. This option shall not be exercisable if the purchase price exceeds the lesser of the estimated fair value, or the par value plus accrued interest, of a portion of the Receivables in Eligible Accounts then designated to the Receivables Trust equal to the Collateral Amount.

                  (b)      Servicer shall give Indenture Trustee at least thirty
         (30) days' prior written notice of the date on which Servicer intends to direct Transferor to make such optional redemption. Not later than 12:00 noon, New York City time, on such day Transferor shall deposit into the Finance Charge Account and Principal Account, as applicable, in immediately available funds the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Finance Charge Account and Principal Account in accordance with the foregoing, the Collateral Amount for VFN Series 2003-3 shall be reduced to zero, and the VFN Series 2003-3 Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 7.01(d).

                  (c) The amount to be paid by Transferor with respect to VFN Series 2003-3 in connection with a reassignment of Receivables to Transferor pursuant to Section 2.04(e) of the Transfer and Servicing Agreement or Section 2.04(e) of the Pooling and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date related to the Reassignment Date.

                  (d) With respect to (a) the Reassignment Amount deposited into the Finance Charge Account and Principal Account pursuant to this
         Section 7.01 or (b) the proceeds of any sale of Receivables pursuant to
         Section 5.05(a)(iii) of the Indenture with respect to VFN Series 2003-3, Indenture Trustee shall, in accordance with the written direction of Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Class A Noteholders based on their respective Pro Rata Shares and (y) an amount equal to the sum of (A) Class A Monthly Interest Payment for such Distribution Date, (B) any Class A Interest Shortfall for such Distribution Date and (C) the amount of Class A Default Interest, if any, for such Distribution Date and any Class A Default Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Class A Noteholders based on their respective Pro Rata Shares, (ii) (x) the Class B Note Principal Balance on such Distribution Date will be distributed to the Class B Noteholders based on their respective Pro Rata Shares and (y) an amount equal to the sum of (A) Class B Monthly Interest Payment for such Distribution Date, (B) any Class B Interest Shortfall for such Distribution Date and (C) the amount of Class B Default Interest, if any, for such Distribution Date and any Class B Default Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date, will be distributed to the Class B Noteholders based on their respective Pro Rata Shares, (iii) all other amounts payable by Issuer or Transferor to the Funding Agents, the VFN Series 2003-3 Noteholders, the Support Providers or any other Person under or in connection with this Indenture Supplement, the Note Purchase Agreements and the Fee Letters, and (iv) any excess shall be released to Issuer.

         SECTION 7.02. SERIES TERMINATION. On the VFN Series 2003-3 Final Maturity Date, the unpaid principal amount of the VFN Series 2003-3 Notes shall be due and payable, and the right of the VFN Series 2003-3 Noteholders to receive payments from Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.01. RATIFICATION OF INDENTURE; AMENDMENTS; WAIVERS. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 10.01 or 10.02 of the Indenture and for the avoidance of doubt, any waiver of the provisions of this Indenture Supplement shall be subject to the provisions of Sections 10.01 and 10.02 of the Indenture. Except as otherwise specifically provided, any amendment or waiver that requires the consent of any Holders of the VFN Series 2003-3 Notes may be made only with the written consent of each Funding Agent.

         SECTION 8.02. FORM OF DELIVERY OF THE VFN SERIES 2003-3 NOTES. The Class A Notes and the Class B Notes shall not be Book-Entry Notes but instead shall be physically delivered as Registered Notes to each CP Conduit as provided in Sections 2.01 and 2.03 of the Indenture. Each Class of Notes shall be registered in the Note Register in the name of the initial CP Conduit purchaser identified in the applicable Note Purchase Agreement.

         SECTION 8.03. COUNTERPARTS. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 8.04. GOVERNING LAW. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 8.05. LIMITATION OF LIABILITY. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the representations, warranties, or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Agreement and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         SECTION 8.06. RIGHTS OF INDENTURE TRUSTEE. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Master Indenture.

         SECTION 8.07. ADDITIONAL REQUIREMENTS FOR REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES.

                  (a) All transfers will be subject to the transfer restrictions set forth on the Notes.

                  (b) The VFN Series 2003-3 Notes have not been, and will not be, registered under the Securities Act or any state securities law. The Notes will be offered and sold only to "accredited investors", as defined in Rule 501 promulgated under the Securities Act, purchasing for their own accounts or to an "accredited investor" purchasing for a single account (which is an institutional "accredited investor") as to which the purchaser exercises sole investment discretion. No reoffer, resale, pledge or other transfer of any VFN Series 2003-3 Notes or any interest therein or participation thereof subsequent to the initial purchase from the Transferor will be made unless (i)(A) such resale or transfer is made pursuant to Rule 144A under the Securities Act to a Person whom the seller of the VFN Series 2003-3 Notes reasonably believes is a QIB purchasing for its own account or a QIB purchasing for the account of a QIB, whom the seller has informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A or (B) such resale or transfer is to an "accredited investor" purchasing for its own account or for a single account (which is an institutional "accredited investor") as to which the purchaser exercises sole investment discretion, and (ii) the seller delivers (or has previously delivered) to the Indenture Trustee a Certificate of the purchaser in the form of Exhibit E hereto.

                  Neither the Transferor nor the Indenture Trustee is obligated to register the VFN Series 2003-3 Notes under the Securities Act or any applicable state securities laws or to take any action otherwise required under the Transaction Documents to permit the transfer of VFN Series 2003-3 Notes without registration.

                  (c) Each VFN Series 2003-3 Note will bear legends substantially in the forms set forth in Exhibits A-1, A-2, A-3 and A-4, as applicable.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                              FIRST NATIONAL MASTER NOTE TRUST,
                                              as Issuer

                                              By Wilmington Trust Company, not
                                                 in its individual capacity, but
                                                 solely as Owner Trustee

                                              By /s/ Kathleen A. Pedelini
                                                 -------------------------------
                                                 Kathleen A. Pedelini, Financial
                                                 Services Officer

                                              THE BANK OF NEW YORK,
                                              as Indenture Trustee

                                              By /s/ Eric A. Lindahl
                                                 -------------------------------
                                                 Eric A. Lindahl, Agent

Acknowledged and Accepted:

FIRST NATIONAL BANK OF OMAHA,
as Servicer

By /s/ Jean L. Koenck
   -------------------------------------
   Jean L. Koenck, Vice President

FIRST NATIONAL FUNDING LLC

By First National Funding Corporation,
as Managing Member

By /s/ Jean L. Koenck
   -------------------------------------
   Jean L. Koenck, Senior Vice President

                                   EXHIBIT A-1

             FORM OF CLASS A-1 ASSET BACKED NOTE, VFN SERIES 2003-3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A NOTE PURCHASE AGREEMENT RELATING HERETO.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST BANKCARD MASTER CREDIT CARD TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEBRASKA ("FBMCCT"), FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION ("FNFC"), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FBMCCT, FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

         THE HOLDER OF THIS CLASS A-1 NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A-1 NOTES AS INDEBTEDNESS OF ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

         THE HOLDER OF THIS CLASS A-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS A-1

NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

                                      A1-2

                                                                 $______________
REGISTERED
No. R-VFN-A-1-_______

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS A-1 ASSET BACKED NOTE, VFN SERIES 2003-3

         First National Master Note Trust (herein referred to as "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated as of October 16,
2002, for value received, hereby promises to pay to [         ], or registered
assigns, subject to the following provisions, the principal sum of ___________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the date or dates specified in or pursuant to the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Applicable Pass-Through Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed, and principal of this Note shall be paid, each in the manner specified in the Indenture Supplement referred to on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                                      A1-3

         IN WITNESS WHEREOF, Issuer has caused this Class A-1 Note to be duly executed.

                                   FIRST NATIONAL MASTER NOTE TRUST,
                                   as Issuer

                                   By Wilmington Trust Company, not in its
                                      individual capacity but solely as Owner
                                      Trustee under the Trust Agreement

                                   By ____________________________________
                                   Name __________________________________
                                   Title _________________________________

Dated: December [_], 2003

                                      A1-4

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Notes described in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   as Indenture Trustee

                                   By ____________________________________
                                       Authorized Signatory
                                   Dated _________________________________

                                      A1-5

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS A-1 ASSET BACKED NOTE, VFN SERIES 2003-3

                         SUMMARY OF TERMS AND CONDITIONS

         This Class A-1 Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, VFN Series 2003-3 (the "VFN Series 2003-3 Notes"), issued under a Master Indenture dated as of October 24, 2002 (the "Master Indenture"), between Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of December [ ], 2003 (the "Indenture Supplement"), and representing the right to receive certain payments from Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

         The Class A-2 Notes, the Class B-1 Notes and the Class B-2 Notes will also be issued under the Indenture.

         The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

         THIS CLASS A-1 NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class A-1 Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

         THIS CLASS A-1 NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

                                      A1-6

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A1-7

                                 CLASS A-1 NOTE

                                                 CLASS A-1       CURRENT
                   CLASS A-1                     PRINCIPAL      CLASS A-1         CURRENT
                  NOTE INITIAL   CLASS A-1       PAYMENTS      NOTE INITIAL      CLASS A-1
                   PRINCIPAL      INCREASE      (INCLUDING      PRINCIPAL      NOTE PRINCIPAL
    DATE            BALANCE       AMOUNTS       REDUCTIONS)      BALANCE          BALANCE
    ----            -------       -------       -----------      -------          -------
 12-[ ]-03
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                      A1-8

                                   ASSIGNMENT

         Social Security or other identifying number of assignee ______________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
__________________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_________________________________      _________________________________**
                                             Signature Guaranteed:

--------
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                      A1-9

                                   EXHIBIT A-2

             FORM OF CLASS A-2 ASSET BACKED NOTE, VFN SERIES 2003-3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A NOTE PURCHASE AGREEMENT RELATING HERETO.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST BANKCARD MASTER CREDIT CARD TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEBRASKA ("FBMCCT"), FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION ("FNFC"), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FBMCCT, FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

         THE HOLDER OF THIS CLASS A-2 NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A-2 NOTES AS INDEBTEDNESS OF ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

         THE HOLDER OF THIS CLASS A-2 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS A-2 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION

UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

                                      A2-2

                                                                    $___________
REGISTERED
No. R-VFN-A-2-__________

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS A-2 ASSET BACKED NOTE, VFN SERIES 2003-3

         First National Master Note Trust (herein referred to as "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated as of October 16,
2002, for value received, hereby promises to pay to [         ], or registered
assigns, subject to the following provisions, the principal sum of _______________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the date or dates specified in or pursuant to the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Applicable Pass-Through Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed, and principal of this Note shall be paid, each in the manner specified in the Indenture Supplement referred to on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                                      A2-3

         IN WITNESS WHEREOF, Issuer has caused this Class A-2 Note to be duly executed.

                                   FIRST NATIONAL MASTER NOTE TRUST,
                                   as Issuer

                                   By Wilmington Trust Company, not in its
                                      individual capacity but solely as Owner
                                      Trustee under the Trust Agreement

                                   By ____________________________________
                                   Name __________________________________
                                   Title _________________________________

Dated: December [_], 2003

                                      A2-4

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-2 Notes described in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   as Indenture Trustee

                                   By ____________________________________
                                       Authorized Signatory
                                   Dated __________________________________

                                      A2-5

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS A-2 ASSET BACKED NOTE, VFN SERIES 2003-3

                         SUMMARY OF TERMS AND CONDITIONS

         This Class A-2 Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, VFN Series 2003-3 (the "VFN Series 2003-3 Notes"), issued under a Master Indenture dated as of October 24, 2002 (the "Master Indenture"), between Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of December [ ], 2003 (the "Indenture Supplement"), and representing the right to receive certain payments from Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

         The Class A-1 Notes, the Class B-1 Notes and the Class B-2 Notes will also be issued under the Indenture.

         The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

         THIS CLASS A-2 NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class A-2 Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

         THIS CLASS A-2 NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

                                      A2-6

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A2-7

                                 CLASS A-2 NOTE

                                                 CLASS A-2       CURRENT
                   CLASS A-2                     PRINCIPAL      CLASS A-2         CURRENT
                  NOTE INITIAL   CLASS A-2       PAYMENTS      NOTE INITIAL      CLASS A-2
                   PRINCIPAL      INCREASE      (INCLUDING      PRINCIPAL      NOTE PRINCIPAL
    DATE            BALANCE       AMOUNTS       REDUCTIONS)      BALANCE          BALANCE
    ----            -------       -------       -----------      -------          -------
 12-[ ]-03
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                      A2-8

                                   ASSIGNMENT

         Social Security or other identifying number of assignee _____________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
_____________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________________________ attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:______________________________         _________________________________**
                                             Signature Guaranteed:

---------------
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                      A2-9

                                   EXHIBIT A-3

             FORM OF CLASS B-1 ASSET BACKED NOTE, VFN SERIES 2003-3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A NOTE PURCHASE AGREEMENT RELATING HERETO.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST BANKCARD MASTER CREDIT CARD TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEBRASKA ("FBMCCT"), FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION ("FNFC"), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FBMCCT, FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

         THE HOLDER OF THIS CLASS B-1 NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B-1 NOTES AS INDEBTEDNESS OF ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

         THE HOLDER OF THIS CLASS B-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS B-1 NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION

UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

                                      A3-2

                                                                $_______________
REGISTERED
No. R-VFN-B-1-___________

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS B-1 ASSET BACKED NOTE, VFN SERIES 2003-3

         First National Master Note Trust (herein referred to as "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated as of October 16,
2002, for value received, hereby promises to pay to [         ], or registered
assigns, subject to the following provisions, the principal sum of _________________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the date or dates specified in or pursuant to the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Applicable Pass-Through Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed, and principal of this Note shall be paid, each in the manner specified in the Indenture Supplement referred to on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         THIS CLASS B-1 NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A-1 NOTES AND THE CLASS A-2 NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

                                      A3-3

         IN WITNESS WHEREOF, Issuer has caused this Class B-1 Note to be duly executed.

                                   FIRST NATIONAL MASTER NOTE TRUST,
                                   as Issuer

                                   By Wilmington Trust Company, not in its
                                      individual capacity but solely as Owner
                                      Trustee under the Trust Agreement

                                   By ____________________________________
                                   Name __________________________________
                                   Title _________________________________

Dated: December [_], 2003

                                      A3-4

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-1 Notes described in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   as Indenture Trustee

                                   By ____________________________________
                                       Authorized Signatory
                                   Dated __________________________________

                                      A3-5

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS B-1 ASSET BACKED NOTE, VFN SERIES 2003-3

                         SUMMARY OF TERMS AND CONDITIONS

         This Class B-1 Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, VFN Series 2003-3 (the "VFN Series 2003-3 Notes"), issued under a Master Indenture dated as of October 24, 2002 (the "Master Indenture"), between Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of December [ ], 2003 (the "Indenture Supplement"), and representing the right to receive certain payments from Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

         The Class A-1 Notes, the Class A-2 Notes and the Class B-2 Notes will also be issued under the Indenture.

         The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

         THIS CLASS B-1 NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class B-1 Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

         THIS CLASS B-1 NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

                                      A3-6

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A3-7

                                 CLASS B-1 NOTE

                                                 CLASS B-1       CURRENT
                   CLASS B-1                     PRINCIPAL      CLASS B-1        CURRENT
                  NOTE INITIAL   CLASS B-1       PAYMENTS      NOTE INITIAL   CLASS B-1 NOTE
                   PRINCIPAL      INCREASE      (INCLUDING      PRINCIPAL        PRINCIPAL
    DATE            BALANCE       AMOUNTS       REDUCTIONS)      BALANCE          BALANCE
    ----            -------       -------       -----------      -------          -------
 12-[ ]-03
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                      A3-8

                                   ASSIGNMENT

         Social Security or other identifying number of assignee _____________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
_________________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________________attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________________        _________________________________**
                                           Signature Guaranteed:

----------------
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                      A3-9

                                   EXHIBIT A-4

                      FORM OF CLASS B-2 ASSET BACKED NOTE,
                                VFN SERIES 2003-3

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A NOTE PURCHASE AGREEMENT RELATING HERETO.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST BANKCARD MASTER CREDIT CARD TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEBRASKA ("FBMCCT"), FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION ("FNFC"), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FBMCCT, FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

         THE HOLDER OF THIS CLASS B-2 NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B-2 NOTES AS INDEBTEDNESS OF ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

         THE HOLDER OF THIS CLASS B-2 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS B-2

NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

                                      A4-2

                                                             $__________________
REGISTERED
No. R-VFN-B-2-__________

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS B-2 ASSET BACKED NOTE, VFN SERIES 2003-3

         First National Master Note Trust (herein referred to as "Issuer"), a Delaware statutory trust governed by a Trust Agreement dated as of October 16,
2002, for value received, hereby promises to pay to [         ], or registered
assigns, subject to the following provisions, the principal sum of ___________ DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the date or dates specified in or pursuant to the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Applicable Pass-Through Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed, and principal of this Note shall be paid, each in the manner specified in the Indenture Supplement referred to on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

         This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         THIS CLASS B-2 NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A-1 NOTES AND THE CLASS A-2 NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

                                      A4-3

         IN WITNESS WHEREOF, Issuer has caused this Class B-2 Note to be duly executed.

                                     FIRST NATIONAL MASTER NOTE TRUST, as Issuer

                                     By Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee under the Trust Agreement

                                     By ________________________________________
                                     Name ______________________________________
                                     Title _____________________________________

Dated:  December [___], 2003

                                      A4-4

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class B-2 Notes described in the within-mentioned Indenture.

                                     THE BANK OF NEW YORK,
                                     as Indenture Trustee

                                     By ________________________________________
                                           Authorized Signatory
                                     Dated _____________________________________

                                      A4-5

                        FIRST NATIONAL MASTER NOTE TRUST

                 CLASS B-2 ASSET BACKED NOTE, VFN SERIES 2003-3

                         SUMMARY OF TERMS AND CONDITIONS

         This Class B-2 Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, VFN Series 2003-3 (the "VFN Series 2003-3 Notes"), issued under a Master Indenture dated as of October 24, 2002 (the "Master Indenture"), between Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of December [ ], 2003 (the "Indenture Supplement"), and representing the right to receive certain payments from Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

         The Class A-1 Notes, the Class A-2 Notes and the Class B-1 Notes will also be issued under the Indenture.

         The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

         THIS CLASS B-2 NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, ISSUER, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class B-2 Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

         THIS CLASS B-2 NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

                                      A4-6

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A4-7

                           CLASS B-2 NOTE

                                                                  CLASS B-2
                                                                  PRINCIPAL             CURRENT
                       CLASS B-2             CLASS B-2             PAYMENTS            CLASS B-2        CURRENT CLASS B-2
                     NOTE INITIAL            INCREASE            (INCLUDING            NOTE INITIAL       NOTE PRINCIPAL
   DATE            PRINCIPAL BALANCE          AMOUNTS            REDUCTIONS)       PRINCIPAL BALANCE         BALANCE
------------       -----------------         ---------           -----------       ------------------   -----------------
12-[ ]-03
_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

                                      A4-8

                                   ASSIGNMENT

         Social Security or other identifying number of assignee _______________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
______________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _________ ________________________________________attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________                   _________________________________**
                                               Signature Guaranteed:

-----------------
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                      A4-9

                                    EXHIBIT B

                    FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
                        NOTIFICATION TO INDENTURE TRUSTEE

                        FIRST NATIONAL MASTER NOTE TRUST
                                VFN SERIES 2003-3

         The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement, dated as of October 24, 2002 (the "Transfer and Servicing Agreement") between FNBO, as Servicer, First National Funding LLC, as transferor ("Transferor") and First National Master Note Trust, as issuer ("Issuer"), does hereby certify as follows:

                  A. Capitalized terms used in this Certificate have their respective meanings set forth in the Master Indenture dated as of October 24, 2002 (the "Indenture") between Issuer and The Bank of New York, as indenture trustee ("Indenture Trustee") as supplemented by the 2003-3 Indenture Supplement dated as of December [ ], 2003 between Issuer and Indenture Trustee (as amended and supplemented, the "Indenture Supplement").

                  B.       FNBO is Servicer.

                  C.       The undersigned is an Authorized Officer of Servicer.

I.       INSTRUCTION TO MAKE A WITHDRAWAL

         [From the aggregate Collections wired to the Indenture Trustee with respect to the Related Monthly Period on the Transfer Date, the Indenture Trustee shall make deposits to the Series Accounts for Series 2003-3 as follows:

                  To the Finance Charge Account                  $ _____________
                  To the Principal Account                       $ _____________

         [TO BE USED IF SERVICER IS PERMITTED TO MAKE MONTHLY DEPOSITS PURSUANT TO THE POOLING AND SERVICING AGREEMENT OR THE TRANSFER AND SERVICING AGREEMENT, AS APPLICABLE.]

         Pursuant to Section 4.04, Servicer does hereby instruct Indenture Trustee (i) to make a withdrawal from the Finance Charge Account (or other Series Account as specified below) on __________________, 200 _____, which date is a Transfer Date under the Indenture Supplement, in an aggregate amount (equal to the Available Finance Charge Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with subsection 4.04(a):

         A.    Pursuant to subsection 4.04(a)(i):

               Class A Monthly Interest Payment for the
               preceding Monthly Period...................       $ _____________

               Class A Commitment Fee for such
               Distribution Date..........................       $ _____________

               Class A Interest Shortfall due to Class A
               Noteholders................................       $ _____________

               Class A Default Interest for such
               Distribution Date..........................       $ _____________

               Class A Default Interest previously due but
               not distributed to Class A Noteholders.....       $ _____________

               Class A Benchmark Amount for Distribution
               Date.......................................       $ _____________

               Amount not distributed pursuant to
               subsection 4.04(a)(i) due to Class A
               Benchmark Amount...........................       $ _____________

         B.    Pursuant to subsection 4.04(a)(ii):

               Noteholder Servicing Fee for such Transfer
               Date, plus the amount of any Noteholder
               Servicing Fee previously due but not
               distributed to Servicer on a prior Transfer
               Date.......................................       $ _____________

         C.    Pursuant to subsection 4.04(a)(iii):

               Other Senior Cost Amount for Class A to be
               deposited to Distribution
               Account....................................       $ _____________

         D.    Pursuant to subsection 4.04(a)(iv):

               Class B Monthly Interest Payment for the
               preceding Monthly Period...................       $ _____________

               Class B Commitment Fee for such
               Distribution Date..........................       $ _____________

               Class B Interest Shortfall due to Class B
               Noteholders................................       $ _____________

               Class B Default Interest for such
               Distribution Date..........................       $ _____________

               Class B Default Interest previously due but
               not distributed to Class B Noteholders.....       $ _____________

               Class B Benchmark Amount for such
               Distribution Date..........................       $ _____________

               Amount not distributed pursuant to
               subsection 4.04(a)(iv) due to Class B
               Benchmark Amount...........................       $ _____________

         E.    Pursuant to subsection 4.04(a)(v):

               Other Senior Cost Amount for Class B to be
               deposited to Distribution Account..........       $ _____________

         F.    Pursuant to subsection 4.04(a)(vi):

               Investor Default Amount to be treated as
               Available Principal Collections............       $ _____________

               Uncovered Dilution Amount for such
               Distribution Date to be treated as
               Available Principal Collections............       $ _____________

         G.    Pursuant to subsection 4.04(a)(vii):

               The amount of Investor Charge Offs and
               Reallocated Principal Collections not
               previously reimbursed to be treated as
               Available Principal Collections............       $ _____________

         H.    Pursuant to subsection 4.04(a)(viii):

               Amounts to be deposited into the Spread
               Account....................................       $ _____________

         I.    Pursuant to subsection 4.04(a)(ix):

               Class A amounts not distributed pursuant to
               subsection 4.04(a)(i) because of second
               proviso which have not been distributed as
               part of Class A Senior Cost Amount.........       $ _____________

         J.    Pursuant to subsection 4.04(a)(x):

               Class B amounts not distributed pursuant to
               subsection 4.04(a)(iii) because of second
               proviso which have not been distributed as
               part of Class B Senior Cost Amount.........       $ _____________

         K.    Pursuant to subsection 4.04(a)(xi):

               Other amounts payable by Issuer to Funding
               Agents, Noteholders, Support Providers or
               others to be deposited into the
               Distribution Account.......................       $ _____________

         L.    Pursuant to subsection 4.04(a)(xii):

               The balance will constitute Excess Finance
               Charge Collections for such Distribution
               Date                                              $ _____________

         M.    Excess Finance Charge Collections available
               and required to support other Series in
               Group One..................................       $ _____________

         N.    Excess Finance Charge Collections available
               to cover Excess Servicing Fee..............       $ _____________

         Pursuant to Section 4.04(b) and (c), Servicer does hereby instruct Indenture Trustee (i) to make a withdrawal from the Principal Account (or other Series Account specified below) on ________________________, 200 ____, which date is a Transfer Date under the Indenture Supplement, in an aggregate amount (equal to the Available Principal Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.04(b) and (c):

         A.    Pursuant to subsection 4.04(b):

               An amount equal to the Funding Account
               Deficiency to be withdrawn from Principal
               Account and deposited into Funding Account...     $ _____________

               An amount equal to the remaining Available
               Principal Collections to be treated as
               Excess Principal Collections and applied in
               accordance with Section 8.05 of the
               Indenture....................................     $ _____________

         B.    Pursuant to subsection 4.04(c)(i):

               During the Amortization Period, an amount
               equal to the Class A Monthly Principal to
               be withdrawn from the Principal Account and
               deposited to the Distribution Account for
               payment to the Class A Noteholders on the
               Distribution Date until an aggregate amount
               equal to the Class A Note Principal Balance
               has been so deposited......................       $ _____________

         C.    Pursuant to subsection 4.04(c)(ii):

               During the Amortization Period, after
               giving effect to Clause (B) above, an
               amount equal to the Class B Monthly
               Principal, to be withdrawn from the
               Principal Account and deposited to the
               Distribution Account for payment to the
               Class B Noteholders on the Distribution
               Date until an aggregate amount equal to the
               Class B Note Principal Balance has been so
               deposited..................................       $ _____________

         D.    Pursuant to subsection 4.04(c)(iii):

               An amount equal to the other amounts
               payable by Issuer to Funding Agents,
               Noteholders, Support Providers or others to
               be deposited into the Distribution
               Account....................................       $ _____________

         E.    Pursuant to subsection 4.04(c)(iv):

               Available Principal Collections, if any,
               remaining after giving effect to Clauses
               (B) through (D) above, to be treated as
               Excess Principal Collections and applied in
               accordance with Section 8.05 of the
               Indenture..................................       $ _____________

         Pursuant to Section 4.06, Servicer does hereby instruct Indenture Trustee (i) to make a withdrawal from the Principal Account on ________________________, 200___ which date is a Distribution Date under the Indenture Supplement, in an aggregate amount not to exceed the Monthly Principal Reallocation Amount as set forth below in respect of the following amounts and
(ii) to apply the proceeds of such withdrawal in accordance with Section 4.06:

               Reallocated Principal Collections, up to
               the amount required to fund any deficiency
               pursuant to and in the priority set forth
               subsections 4.04(a)(i) and (ii) of the
               Indenture Supplement to be deposited to the
               Distribution Account for payment to the
               Class A Noteholders or distributed to the
               Servicer...................................       $ _____________

         Pursuant to Section 4.09, Servicer does hereby instruct Indenture Trustee to deposit interest and earnings on the funds on deposit in the Principal Account, the Finance Charge Account and the Distribution Account to an account designated by Servicer:

               Earnings on Principal Account, Finance
               Charge Account and Distribution Account to
               the order of Servicer......................       $ _____________

         Pursuant to Section 4.12(c), Servicer does hereby instruct Indenture Trustee to withdraw from the Spread Account an amount equal to a deficiency in the aggregate amount of Available Finance Charge Collections available to make the deposit required pursuant to Section 4.04(a)(iii), up to the Available Spread Account Amount, in the following amount.

                                                                 $ _____________

         [Pursuant to Section 4.12(d), Servicer does hereby instruct Indenture Trustee to withdraw from the Spread Account an amount equal to the Class B Note Principal Balance, up to the Available Spread Account Amount, in the following amount.]

                                                                 $ _____________

         [Pursuant to Section 4.12(e), Servicer does hereby instruct Indenture Trustee to withdraw from the Spread Account an amount equal to the Note Principal Balance, up to the Available Spread Account Amount, in the following amount.]

                                                                 $ _____________

         Pursuant to Section 4.19(c), Servicer does hereby instruct Indenture Trustee to withdraw from the Funding Account an amount equal to [the amount of any Spread Account Deficiency that will exist on the applicable Adjustment Date] [the amount required pursuant to Section 4.11(a)(v)(C) in connection with a decrease in the Note Initial Principal Balance in excess of amounts available pursuant to Section 4.11(a)(v)(A) and (B)].

                                                                 $ _____________

II.      INSTRUCTIONS TO MAKE CERTAIN PAYMENTS

         Pursuant to Section 5.02, Servicer does hereby instruct Indenture Trustee or Paying Agent, as the case may be, to pay in accordance with Section
5.02 from the Distribution Account
on ________________________, which date is a Distribution Date under the Indenture Supplement, the following amounts:

         A.    Pursuant to subsection 5.02(a):

         (1)   Class A-1 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay interest and
               commitment fees on the Class A-1 Notes
               pursuant to the Indenture Supplement.......       $ _____________

         (2)   Class A-1 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay principal of
               the Class A-1 Notes pursuant to the
               Indenture Supplement.......................       $ _____________

         B.    Pursuant to subsection 5.02(b):

         (1)   Class A-2 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay interest and
               commitment fees on the Class A-2 Notes
               pursuant to the Indenture Supplement.......       $ _____________

         (2)   Class A-2 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay principal of
               the Class A-2 Notes pursuant to the
               Indenture Supplement.......................       $ _____________

         C.    Pursuant to subsection 5.02(c):

         (1)   Class B-1 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay interest and
               commitment fees on the Class B-1 Notes
               pursuant to the Indenture Supplement.......       $ _____________

         (2)   Class B-1 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay principal of
               the Class B-1 Notes pursuant to the
               Indenture Supplement.......................       $ _____________

         D.    Pursuant to subsection 5.02(d):

         (1)   Class B-2 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay interest and
               commitment fees on the Class B-2 Notes
               pursuant to the Indenture Supplement.......       $ _____________

         (2)   Class B-2 Noteholder's pro rata share of
               the amounts on deposit in the Distribution
               Account that are allocated and available on
               such Distribution Date to pay principal of
               the Class B-2 Notes pursuant to the
               Indenture Supplement.......................       $ _____________

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this __________ day of _____________________, 200 __.

                                     FIRST NATIONAL BANK OF OMAHA,
                                     as Servicer

                                     By ________________________________________
                                     Name ______________________________________
                                     Title _____________________________________

                                    EXHIBIT C

                      FORM OF MONTHLY REPORT TO NOTEHOLDERS

               FIRST NATIONAL MASTER NOTE TRUST VFN SERIES 2003-3
                         MONTHLY PERIOD ENDING: ________

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture, dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2003-3 Indenture Supplement, dated as of December [ ], 2003, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b)      FNBO is the Servicer under the Transferor and Servicing Agreement.

(c)      The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the ________________ Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                     [If applicable, insert "None"]

(f) To the knowledge of the undersigned, no Series 2003-3 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                     [If applicable, insert "None"]

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount.

A.  INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

    1.  Principal Receivables
        (a) Beginning of Monthly Period Principal Receivables                   _______________________
        (b) End of Monthly Period Principal Receivables                         _______________________
        (c) Average Principal Receivables                                       _______________________

    2.  (a) End of Monthly Period Trust Receivables                             _______________________
        (b) End of Monthly Period Total Outstanding Notes/Certificates          _______________________
        (c) Minimum Transferor Interest (7% of (b))                             _______________________
        (d) Total Transferor Interest ((a) minus (b))                           _______________________

    3.  Delinquent Balances

            Delinquency                               Aggregate Account              Percentage of
              Category                                     Balance                 Total Receivables
-------------------------------------------------------------------------------------------------------

        (a) 30 to 59 days                             _________________________________________________
        (b) 60 to 89 days                             _________________________________________________
        (c) 90 to 119 days                            _________________________________________________
        (d) 120 to 149 days                           _________________________________________________
        (e) 150 or more days                          _________________________________________________
                 Total:                               _________________________________________________

    4.  Aggregate amount of Collections                                         _______________________

        (a) Total Collections                                                   _______________________
        (b) Total Collections of Principal Receivables                          _______________________
        (c) Total Collections of Finance Charge Receivables                     _______________________
        (d) Aggregate Allocation Percentages for Outstanding Series             _______________________
        (e) Aggregate Allocation Percentage of Collections of Principal
            Receivables                                                         _______________________
        (f) Aggregate Allocation Percentage of Collections of Finance
            Charge Receivables                                                  _______________________

    5.  Aggregate amount of Principal Receivables in Accounts which became
        Defaulted Accounts during the Monthly Period                            _______________________

    6.  Calculation of Interchange allocable to the Issuer for the Monthly
        Period                                                                  _______________________

        (a) Sales net of cash advances during the Monthly Period on all
            FNBO MasterCard and VISA(1) accounts                                _______________________

------------------------
(1) MasterCard and VISA are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

        (b) Sales net of cash advances during the Monthly Period on
            Accounts designated to the Receivables Trust                        _______________________

        (c) Total amount of Interchange paid or payable to FNBO with
            respect to the Monthly Period                                       _______________________

        (d) Amount of Interchange allocable to Series 2003-3 with respect to the Monthly Period ([c] multiplied by [b/a] multiplied by
            the Allocation Percentage for Finance Charge Collections)           _______________________

        (e) Servicer Interchange amount (1.5% of Collateral Amount at end
            of prior Monthly Period)                                            _______________________

        (f) Adjustment to Noteholder Servicing Fee (excess of (e) over (d))     _______________________

    7.  The aggregate amount of Collections of Finance Charge Receivables for the Receivables Trust for the Monthly Period
        (a) Interchange                                                         _______________________
        (b) Recoveries                                                          _______________________
        (c) Finance Charges and Fees                                            _______________________
        (d) Discount Receivables                                                _______________________
            Total                                                               _______________________

    8.  Aggregate Uncovered Dilution Amount for the Monthly Period              _______________________

B.  INFORMATION REGARDING THE SERIES 2003-3 NOTES

    1.  Collateral Amount at the close of business on the prior
        Distribution Date                                                       _______________________
        (a) Reductions due to Investor Charge-Offs (including Uncovered
            Dilution Amounts) to be made on the related Distribution Date       _______________________
        (b) Reimbursements to be made on the related Distribution Date from
            Available Finance Charge Collections                                _______________________
        (c) Collateral Amount at the close of business on the Distribution
            Date                                                                _______________________

    2.  Note Principal Balance at the close of business on the Distribution
        Date during the Monthly Period
        (a) Class A-1 Note Principal Balance                                    _______________________
        (b) Class A-2 Note Principal Balance                                    _______________________
        (c) Class B-1 Note Principal Balance                                    _______________________
        (d) Class B-2 Note Principal Balance                                    _______________________
              Total Note Principal Balance                                      _______________________

    3.  Allocation Percentages for the Monthly Period

        (a) Principal Collections                                               _______________________
        (b) Finance Charge Collections                                          _______________________
        (c) Default Amounts                                                     _______________________

    4.  Investor Principal Collections processed during the Monthly Period
        and allocated to the Series                                             _______________________

    5.  Excess Principal Collections available from other Group I Series
        allocated to the Series                                                 _______________________

    6.  Aggregate amounts treated as Available Principal Collections pursuant to subsections 4.04(a)(v) and (vi) of the related
        Indenture Supplement                                                    _______________________

    7.  Reallocated Principal Collections (up to the Monthly Principal
        Reallocation Amount) applied pursuant to Section 4.06 of the
        related Indenture Supplement                                            _______________________

    8.  AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                               _______________________

    9.  Investor Finance Charge Collections (including Interchange and
        Recoveries) processed during the Monthly Period                         _______________________

    10. Excess Finance Charge Collections from Group I allocated to the
        Series                                                                  _______________________

    11. Excess amounts from Spread Account to be treated as Available
        Finance Charge Collections pursuant to Section 4.12(g) of the
        related Indenture Supplement                                            _______________________

    12. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11)                          _______________________

    13. Distributions of principal and interest to Noteholders on the
        Distribution Date:
        (a) Class A-1 Noteholders                                               _______________________
        (b) Class A-2 Noteholders                                               _______________________
        (c) Class B-1 Noteholders                                               _______________________
        (d) Class B-2 Noteholders                                               _______________________

    14. Distributions of principal to Noteholders on the Distribution Date:
        (a) Class A-1 Noteholders                                               _______________________
        (b) Class A-2 Noteholders                                               _______________________
        (c) Class B-1 Noteholders                                               _______________________
        (d) Class B-2 Noteholders                                               _______________________

    15. Distributions of interest to Noteholders on the Distribution Date:
        (a) Class A-1 Noteholders                                               _______________________
        (b) Class A-2 Noteholders                                               _______________________
        (c) Class B-1 Noteholders                                               _______________________
        (d) Class B-2 Noteholders                                               _______________________

    16. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series
        (a) Default Amount                                                      _______________________
        (b) Allocation Percentage (B.3.(c) above)                               _______________________
            Total Investor Default Amount (axb)                                 _______________________

    17. The aggregate amount of Uncovered Dilution Amount allocated to the
        Series for the Monthly Period                                           _______________________
        (a) Dilutions not covered by Transferor
        (b) Series Allocation Percentage (as defined in the related
            Indenture Supplement)                                               _______________________
        (c) Total Uncovered Dilution Amount                                     _______________________

    18. The aggregate amount of Investor Charge-Offs (including any
        Uncovered Dilution Amount not covered by the Transferor) for the
        Monthly Period                                                          _______________________

    19. Noteholder Servicing Fee for the Monthly Period payable to the
        Servicer (after adjustment for Servicer Interchange shortfall, if
        any)                                                                    _______________________

    20. Ratings of the Class A Notes
        Moody's                                                                 _______________________
        S&P                                                                     _______________________
        Fitch                                                                   _______________________

    21. Ratings of the Class B Notes
        Moody's                                                                 _______________________
        S&P                                                                     _______________________
        Fitch                                                                   _______________________

    22. Note Interest Rate for the Monthly Period
        (a) Class A Note Interest Rate                                          _______________________
        (b) Class B Note Interest Rate                                          _______________________

C.  QUARTERLY NET YIELD

    1.  Base Rate for the Monthly Period                                        _______________________

    2.  Portfolio Yield for the Monthly Period (See "Portfolio Yield"
        definition which is adjusted for Investor Default Amount and
        Uncovered Dilution Amount) (a minus b)                                  _______________________
        (a) Gross portfolio yield               ___________%
        (b) Gross default rate                  ___________%

    3.  Net Yield for the Monthly Period (Portfolio Yield MINUS Base Rate)      _______________________

    4.  Quarterly Net Yield for the related Distribution Date                   _______________________

D.  INFORMATION REGARDING THE SPREAD ACCOUNT

    1.  Opening Available Spread Account Amount on the Distribution Date
        for the Monthly Period                                                  _______________________

    2.  Aggregate amount required to be withdrawn pursuant to Section
        4.12(c) of the related Indenture Supplement for distribution to
        Class B Noteholders                                                     _______________________

    3.  Aggregate amount required to be withdrawn pursuant to Section
        4.12(d) of the related Indenture Supplement for distribution in
        reduction of the Class B Note Principal Balance                         _______________________

    4.  Spread Account Percentage for the Distribution Date for the Monthly
        Period                                                                  _______________________

    5.  Closing Required Spread Account Amount for the Distribution Date
        for the Monthly Period                                                  _______________________

    6.  Amount on deposit in Spread Account after required withdrawals on
        the Distribution Date for the Monthly Period (1-(2+3))                  _______________________

    7.  Spread Account Deficiency, if any (5 MINUS 6)                           _______________________

    8.  Amounts deposited pursuant to Section 4.04(a)(vii) of the related
        Indenture Supplement                                                    _______________________

    9.  Remaining Spread Account Deficiency, if any (7 minus 8)                 _______________________

         IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the _________ day of _________________________, _____.

                                     FIRST NATIONAL BANK OF OMAHA,
                                     Servicer

                                     By ________________________________________
                                     Name ______________________________________
                                     Title _____________________________________

                                    EXHIBIT D

                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                          FIRST NATIONAL BANK OF OMAHA

               FIRST NATIONAL MASTER NOTE TRUST, VFN SERIES 2003-3

         The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement, dated as of October 24, 2002 (as amended and supplemented, the "Transfer and Servicing Agreement"), among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer and First National Master Note Trust, as Issuer, does hereby certify as follows:

         1. Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement or the Master Indenture dated as of October 24, 2002 (as amended or supplemented, the "Master Indenture"), between Issuer and The Bank of New York, as indenture trustee ("Indenture Trustee") as supplemented by the VFN Series 2003-3 Indenture Supplement, dated as of December [ ], 2003, between Issuer and Indenture Trustee (as amended and supplemented, the "Indenture Supplement") and together with the Master Indenture, the "Indenture"), as applicable.

         2. FNBO is, as of the date hereof, Servicer under the Transfer and Servicing Agreement.

         3.       The undersigned is an Authorized Officer of Servicer.

         4. This Certificate relates to the Distribution Date occurring on ________________ , 200 _____.

         5. As of the date hereof, to the best knowledge of the undersigned, Servicer has performed in all material respects all of its obligations under the Transfer and Servicing Agreement and the Indenture through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert "None".

         6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event, Event of Default, Servicer Default or Cap Increase Event occurred on or prior to such Distribution Date.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this _____________ day of ____________________, 20 ____.

                                     FIRST NATIONAL BANK OF OMAHA,
                                     as Servicer

                                     By ________________________________________
                                     Name ______________________________________
                                     Title _____________________________________

                                    EXHIBIT E

                         FORM OF INVESTOR CERTIFICATION

                                     [DATE]

The Bank of New York,
  as Indenture Trustee
2 North LaSalle Street, Suite 1020
Chicago, IL  60602

             Re: First National Master Note Trust, VFN Series 2003-3

Ladies and Gentlemen:

         In connection with our proposed purchase of $    in principal amount of
First National Master Note Trust, Class [    ] Note, VFN Series 2003-3 (the
"Notes"), we confirm that:

         1. We agree to be bound by the restrictions and conditions set forth in the Master Indenture, dated as of October 24, 2002, as supplemented by the VFN Series 2003-3 Indenture Supplement thereto, dated as of December [ ], 2003 (collectively, the "Indenture"), each by and between First National Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee (the "Trustee"), and agree to be bound thereby, and not reoffer, resell, pledge or otherwise transfer (any such act, a "Transfer") the Notes except in compliance with such restrictions and conditions.

         2. We understand that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. We further agree and understand that the Notes may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws and (i) when pursuant to a transaction complying with the requirements of Rule 144A under the Securities Act only to a person that we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A (a "QIB") purchasing for its own account or a QIB purchasing for the account of a QIB, whom we have informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A or (ii) to an "accredited investor", as defined in Rule 501 promulgated under the Securities Act, purchasing for its own account or to an "accredited investor" purchasing for a single account (which is an institutional "accredited investor") as to which the purchaser exercises sole investment discretion.

         3. We are [a QIB purchasing for our own account] [a QIB purchasing for the account of a QIB] [an "accredited investor" acquiring the Notes for our own account or for a single account which is an institutional "accredited investor" as to which we exercise sole investment discretion]. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

         4. We are acquiring the Notes purchased by us for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

         5. We hereby agree that we will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides or has provided to the addressee hereof a letter substantially in the form hereof. We further understand that, on any proposed resale, pledge or transfer of any Notes, we will be required to furnish to the Trustee and the Registrar such certification and other information as the Trustee or the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Notes and the Indenture pursuant to which the Notes were issued. We further understand that Notes purchased by us will bear a legend to the foregoing effect.

         6. We are not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity, or (v) a person investing "plan assets" of any such plan (including, for purposes of clauses (iv) and (v), any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended).

         7. The person signing this letter on behalf of the ultimate beneficial purchaser of the Notes has been duly authorized by such beneficial purchaser of the Notes to do so, and this letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the purchaser, enforceable against the purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [Name of Purchaser]

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

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